                                                                   Exhibit 10.17


                           STOCK PURCHASE AGREEMENT

                                 by and among

                    Leonard A. Siems, Marvin W. Abbott and
                        the Trustees, as defined herein

                                 as "Sellers,"

                               RSC Alabama, Inc.

                                  as "Buyer,"

                          Rental Service Corporation

                                  as "Parent"

                                      and

                        Siems Rental & Sales Co., Inc.

                               as the "Company"

                               October 31, 1997

                            STOCK PURCHASE AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

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
ARTICLE I.  DEFINITIONS...................................................  1

1.1. Defined Terms........................................................  1
1.2. Other Defined Terms..................................................  5
ARTICLE II.  SALE AND TRANSFER OF SHARES..................................  6
2.1. Transfer of Shares...................................................  6
2.2. Purchase Price.......................................................  6
2.3. Purchase Price Adjustment............................................  9
2.4. Transfer Taxes and Fees.............................................. 10
2.5. Closing of Books, Benefits and Risks of Ownership.................... 10

ARTICLE III.  CLOSING..................................................... 11

3.1. Closing.............................................................. 11
3.2. Conveyances at Closing............................................... 11

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY.... 12

4.1. Organization of the Company.......................................... 12
4.2. Authorization........................................................ 12
4.3. No Violation......................................................... 13
4.4. Capitalization....................................................... 13
4.5. Related Entities..................................................... 14
4.6. Equipment and Other Assets; Absence of Encumbrances.................. 14
4.7. Facilities........................................................... 14
4.8. Contracts and Commitments............................................ 15
4.9. Permits.............................................................. 16
4.10. Financial Statements................................................ 16
4.11. Books and Records................................................... 17
4.12. Litigation.......................................................... 17
4.13. Labor Matters....................................................... 17
4.14. Compliance with Law................................................. 17
4.15. No Brokers.......................................................... 18
4.16. No Other Agreements to Sell the Company............................. 18
4.17. Proprietary Rights.................................................. 18
4.18. Tax Matters......................................................... 19
4.19. Accounts Receivable................................................. 20
4.20. Inventory........................................................... 20

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4.21. Employees and Employee Benefits..................................... 20
4.22. Compliance With Environmental Laws.................................. 25
4.23. Liabilities......................................................... 28
4.24. Insurance........................................................... 28
4.25. Conduct of the Business............................................. 29
4.26. Securities Law Matters.............................................. 29

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT............ 30

5.1. Organization of Buyer and Parent..................................... 30
5.2. Authorization........................................................ 30
5.3. No Conflict or Violation............................................. 30
5.4. Consents and Approvals............................................... 31
5.5. Capitalization....................................................... 31
5.6. Parent Common Stock.................................................. 31
5.7. SEC Filings; Parent Financial Statements............................. 31

ARTICLE VI.  COVENANTS OF BUYER, THE COMPANY AND SELLERS.................. 32

6.1. Further Assurances................................................... 32
6.2. No Solicitation...................................................... 32
6.3. Notification of Certain Matters...................................... 33
6.4. Access to Information................................................ 33
6.5. Conduct of Business.................................................. 33
6.6. Environmental Assessments and Remediation............................ 34
6.7. The Holdback......................................................... 35
6.8. Registration Rights.................................................. 35
6.9. Key Man Life Insurance; Vehicle...................................... 36
6.10. Termination of Plans................................................ 36

ARTICLE VII.  CONDITIONS TO SELLERS' OBLIGATIONS.......................... 37

7.1. Representations, Warranties and Covenants............................ 37
7.2. No Proceedings, Litigation or Laws................................... 37
7.3. Certificates......................................................... 37
7.4. Material Changes..................................................... 37
7.5. Opinion of Counsel................................................... 37
7.6. Escrow Agreement..................................................... 38
7.7. Employment and Non-Competition Agreements............................ 38
7.8. Registration Rights Agreement........................................ 39
7.9. New Leases........................................................... 39
7.10. Payoffs............................................................. 39

ARTICLE VIII.  CONDITIONS TO BUYER'S OBLIGATIONS.......................... 39

8.1. Representations, Warranties and Covenants............................ 39
8.2. Consents............................................................. 39

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8.3. No Proceedings or Litigation......................................... 39
8.4. Opinion of Counsel................................................... 40
8.5. Certificates......................................................... 41
8.6. Escrow Agreement..................................................... 41
8.7. Employment and Non-Competition Agreements............................ 42
8.8. Registration Rights Agreement........................................ 42
8.9. New Leases........................................................... 42
8.10. Release of Encumbrances............................................. 42
8.11. Material Changes.................................................... 42
8.12. Corporate Documents................................................. 42
8.13. Due Diligence Review................................................ 42
8.14. Completion of Environmental Remediation............................. 43

ARTICLE IX.  RISK OF LOSS; CONSENTS TO ASSIGNMENT......................... 43

9.1. Risk of Loss......................................................... 43
9.2. Consents to Assignment............................................... 43

ARTICLE X.  ACTIONS BY SELLERS AND BUYER AFTER THE CLOSING................ 44

10.1. Books and Records; Tax Examinations................................. 44
10.2. Survival of Representations, Etc.................................... 44
10.3. Indemnifications.................................................... 45
10.4. Further Action...................................................... 48

ARTICLE XI.  MISCELLANEOUS................................................ 48

11.1. Termination......................................................... 48
11.2. Assignment.......................................................... 49
11.3. Notices............................................................. 49
11.4. Choice of Law....................................................... 50
11.5. Entire Agreement; Amendments and Waivers............................ 51
11.6. Multiple Counterparts............................................... 51
11.7. Expenses............................................................ 51
11.8. Invalidity.......................................................... 51
11.9. Titles.............................................................. 51
11.10. Publicity; Confidentiality......................................... 51
11.11. Cumulative Remedies................................................ 52
11.12. Arbitration........................................................ 52
11.13. Seller Representative.............................................. 52

                           STOCK PURCHASE AGREEMENT

    This Stock Purchase Agreement, dated as of October 31, 1997 (the "Agreement"), is by and among RSC Alabama, Inc., an Alabama corporation ("Buyer"), Rental Service Corporation, a Delaware corporation ("Parent"), Leonard A. Siems, Marvin W. Abbott and Leonard A. Siems, Marvin W. Abbott, Michael E. Mullen and Porter Siems as trustees of the Company's Employee Stock Ownership Plan (collectively, the "Trustees") (each of Leonard A. Siems, Marvin
W. Abbott and the Trustees a "Seller" and collectively, the "Sellers") and Siems Rental & Sales Co., Inc., a Maryland corporation (the "Company").

                                    RECITALS
                                    --------
    A.    The Company is engaged in the business of equipment rental and sales.

    B. Sellers own, of record and beneficially, all of the issued and outstanding shares of capital stock of the Company (the "Shares") and, as of the Closing Date (as defined below), will own, of record and beneficially, all of the Shares.

    C. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the Shares upon the terms and subject to the conditions of this Agreement, whereupon Buyer will own all of the equity interests in the Company.

                                   AGREEMENT
                                   ---------

    NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS
                                  -----------
1.1.   Defined Terms. As used herein, the terms below shall have the following
       -------------
meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

    "Affiliate" shall have the meaning set forth in the Exchange Act.
     ---------
    "Agreement" shall have the meaning specified in the first paragraph of this
     ---------
Agreement.

    "Ancillary Agreements" shall mean the New Leases for the properties and at
     --------------------
the respective rents and terms set forth on Schedule 4.7, a form of which is attached hereto as

Exhibit 8.9, the Employment and Non Competition Agreement attached hereto as
Exhibit 8.7.1, the Non Competition Agreement attached hereto as Exhibit 8.7.2, the Escrow Indemnification Agreement attached hereto as Exhibit 8.6 and the Registration Rights Agreement attached hereto as Exhibit 8.8.

    "Assets" shall mean the assets of the Company as reflected on the Interim
     ------
Balance Sheet dated July 31, 1997, together with those assets acquired (less those assets disposed of) in the ordinary course of business since the Interim Balance Sheet Date, less: (i) all life insurance to be distributed to the insured parties thereunder pursuant to Section 6.8, (ii) the Vehicle, and (iii) the personal assets of Leonard A. Siems, Marvin W. Abbott, Mike Mullen and Porter Siems.

    "Balance Sheets" shall mean the reviewed balance sheets of the Company at
     --------------
each of December 31, 1994 and 1995 and the audited balance sheet of the Company at December 31, 1996.

    "Books and Records" shall mean (a) all records and lists pertaining to the
     -----------------
Business, customers, suppliers or personnel of the Company, (b) all product, business and marketing plans of the Company and (c) all books, ledgers, subledgers, trial balances, files, reports, plans, drawings and operating records of every kind maintained by the Company.

    "Business" shall mean the Company's equipment rental and sales business,
     --------
operating under the "Siems Rental & Sales Co." name or otherwise.

    "Buyer" shall have the meaning specified in the first paragraph of this
     -----
Agreement.

    "Closing Date" shall mean December 12, 1997, or such other date as Buyer and
     ------------
Sellers shall mutually agree upon; provided that upon the mutual agreement of Buyer and Sellers, the Closing Date may be changed to a date on or prior to December 30, 1997 (which date shall be a date which is reasonably satisfactory to both parties) if necessary to complete the Closing.

    "Closing Balance Sheet" shall mean the reviewed balance sheet of the Company
     ---------------------
dated October 31, 1997, less any acquired reserves added by Buyer or Parent provided, however, that any such reserves added by Parent or Buyer shall not reduce the Shareholder Net Worth for purposes of calculating the Purchase Price.

    "Code" shall mean the Internal Revenue Code of 1986, as amended, and the
     ----
rules and regulations promulgated thereunder.

    "Commission" shall mean the Securities and Exchange Commission.
     ----------
    "Company" shall have the meaning specified in the first paragraph of this
     -------
Agreement.

    "Contract" shall mean any agreement, contract, note, loan, evidence of
     --------
indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which the Company is a party or is bound and which relates to the Business or Assets, whether oral or written.

    "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement,
     -----------
security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

    "Equipment" shall mean all of the furniture, fixtures, furnishings,
     ---------
machinery, automobiles, trucks, spare parts, tools, supplies, office and other equipment and other tangible personal property owned by the Company and used in connection with the Business.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
     -----
amended.

    "Escrow Agent" shall mean the entity designated by Buyer and the Seller
     ------------
Representative to act as escrow agent under the Escrow Agreement.

    "Escrow Agreement" shall mean that certain Escrow Agreement, dated as of the
     ----------------
Closing Date, by and among Buyer, Seller Representative and the Escrow Agent, substantially in the form of Exhibit 8.6 attached hereto.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
     ------------
and the rules and regulations promulgated thereunder.

    "Facilities" shall mean the rental yards, stores, offices, maintenance and
     ----------
storage facilities, shops, warehouses, improvements and other structures, together with all related fixtures and improvements, located at or on the Leased Real Property, as well as any other property owned, operated or leased by the Company.

    "Financial Statements" shall mean the Year-End Financial Statements and the
     --------------------
Interim Financial Statements.

    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
     -------
1976, as amended.

    "Interim Balance Sheet" shall mean the balance sheet of the Company as of
     ---------------------
the Interim Balance Sheet Date, less the book value of the Vehicle and the life insurance policies to be distributed pursuant to Section 6.8.

    "Interim Balance Sheet Date" shall mean July 31, 1997.
     --------------------------

    "Interim Financial Statements" shall mean the Interim Balance Sheet and the
     ----------------------------
related statement of operations of the Company for the seven months ended on the Interim Balance Sheet Date.

    "Inventory" shall mean all of the Company's inventory held for resale and
     ---------
all of the Company's new repair or replacement parts, supplies and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

    "Leased Real Property" shall mean all real property listed on Schedule 4.7
     --------------------
leased by the Company and which is used in the conduct of the Business, including without limitation, all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures, and improvements located thereon and all Facilities thereon, if any.

    "Material Adverse Effect" or "Material Adverse Change" shall mean with
     -----------------------      -----------------------
respect to the Business or the Assets any significant and substantial adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, liabilities or operations of the Business or the Assets or on the ability of the Sellers or the Company to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change."

    "Parent" shall have the meaning specified in the first paragraph of this
     ------
Agreement.

    "Permits" shall mean all licenses, permits, franchises, approvals,
     -------
authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of, the Business.

    "Related Entity" shall mean any corporation, partnership, trust or other
     --------------
organization in which the Company or any of the Sellers has a controlling interest and shall include, without limitation, A&S Development, a Maryland partnership.

    "Rental and Non-Rental Asset Listing" shall mean the asset listing attached
     -----------------------------------
as Schedule 4.6 hereto, listing all assets as of October 18, 1997.

    "Representative" shall mean any officer, director, principal, attorney,
     --------------
agent, employee or other representative.

    "Securities Act" shall mean the Securities Act of 1933, as amended, and the
     --------------
rules and regulations promulgated thereunder.

    "Sellers" shall have the meaning specified in the first paragraph of this
     -------
Agreement.

    "Seller Representative" shall mean Leonard A. Siems, whom Sellers have
     ---------------------
irrevocably made, constituted and appointed their agent pursuant to Section
11.13 hereof.

    "Shares" shall mean all of the issued and outstanding shares of capital
     ------
stock of the Company.

    "Tax" shall mean any federal, state, local, foreign or other tax, levy,
     ---
impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

    "Vehicle" shall mean that 1995 BMW 525i, Vehicle Identification Number
     -------
WBAHD6325SGK51661, currently driven by Leonard A. Siems.

    "Year-End Financial Statements" shall mean the Balance Sheets dated as of
     -----------------------------
December 31, 1994, 1995 and 1996, and the related statement of operations of the Company for the fiscal years then ended.

  1.2. Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

             Actions                                       4.12
             Average Share Price                        2.2.1.2
             Cash Purchase Price                        2.2.1.1
             CERCLA                                      4.22.2
             Claim                                       10.3.4
             Claim Notice                                10.3.4
             Closing                                        3.1
             Company                                   4.22.1.1
             Consultant                                   6.6.1
             Damages                                     10.3.1
             E&Y                                          2.3.1
             Environmental Conditions.                  4.22.11
             Environmental Laws                          4.22.2
             Environmental Assessments                    6.6.1
             GAAP                                         2.3.1
             Hazardous Substance                       4.22.1.3
             Holdback Amount                            2.2.3.1
             Parent Common Stock                        2.2.1.1
             Post-Closing Environmental Liability        10.3.1
             Proposed Acquisition Transaction               6.2
             Proprietary Rights                          4.17.1
             Purchase Price                             2.2.1.1
             RCRA                                        4.22.2



             Release                                   4.22.1.2
             Remediation Standard                         6.6.2
             Rental Ready                                   4.6
             Seller Representative                      11.13.1
             Shareholder Net Worth                        2.3.3
             Tax Reserve                                  2.3.2

                                  ARTICLE II.

                          SALE AND TRANSFER OF SHARES
                          ---------------------------
2.1.      Transfer of Shares.  Upon the terms and subject to the conditions
          ------------------
contained herein, at the Closing, Sellers will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Sellers, the Shares, for the consideration specified in Section 2.2.1.

2.2.      Purchase Price
          --------------

          2.2.1.  Purchase Price.
                  --------------

                2.2.1.1. At the Closing, upon the terms and subject to the conditions set forth herein, Buyer shall pay to Sellers in consideration for the Shares, the aggregate amount of Eleven Million Dollars ($11,000,000) (the "Purchase Price"), of which Eight Million Dollars ($8,000,000) (the "Cash Purchase Price") shall be paid to Sellers by wire transfer of immediately available funds to an account designated by Sellers and Three Million Dollars ($3,000,000) shall be paid by delivery to Sellers of Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock"). The number of shares of Parent Common Stock to be issued to Sellers shall be determined as set forth in
Section 2.2.1.2. The Purchase Price shall be subject, however, to adjustment as set forth in Section 2.3 and the Parent Common Stock, or the cash proceeds from the sale thereof, shall serve as the Holdback Amount as described below. The Trustees shall receive all of their pro rata portion of the Purchase Price, calculated in accordance with their ownership interest in the Company, as set forth on Schedule 2.2.1, in the form of cash. The Parent Common Stock and the remaining portion of the Cash Purchase Price shall be allocated among the Sellers, other than the Trustees, pro rata in accordance with their respective ownership interests in the Company, as set forth on Schedule 2.2.1. The Holdback Amount (and any remittance of the Holdback Amount pursuant to the Escrow Agreement) shall be allocated among each Seller, other than the Trustees, in accordance with such Seller's respective ownership interests in the Company, as set forth on Schedule 2.2.1.

          2.2.1.2. The number of shares of Parent Common Stock to be issued to Sellers shall be the result of dividing Three Million Dollars ($3,000,000) by the average closing price of Parent Common Stock on the New York Stock Exchange during the ten trading days beginning ten trading days prior to the date of this Agreement (the "Average Share Price").

          2.2.1.3. No fractional shares of Parent Common Stock shall be issued, but in lieu thereof each Seller who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall receive from Buyer an amount of cash equal to the product of the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled, multiplied by the Average Share Price.

  2.2.2.  Employment and Non-Competition Agreements.  Buyer shall enter into (i)
          -----------------------------------------
an Employment and Non-Competition Agreement with Marvin W. Abbott, in substantially the form attached hereto as Exhibit 8.7.1, and (ii) a Non-Competition Agreement with Leonard A. Siems, in substantially the form attached hereto as Exhibit 8.7.2.

  2.2.3.  Holdback and Escrow Agreement.
          -----------------------------

          2.2.3.1. For purposes of this Section 2.2.3 only, the term "Sellers" shall not include the Trustees. The "Holdback Amount" shall be Three Million Dollars ($3,000,000), in the form of Parent Common Stock (valued pursuant to Section 2.2.1.2), or the cash proceeds from the sale thereof, allocated among the Sellers according to their pro rata portion of the Holdback Amount, as calculated in accordance with Sellers respective ownership interests in the Company. At the Closing, the Holdback Amount shall be placed in escrow pursuant to the Escrow Agreement, pending the determination of the amount of any purchase price adjustment pursuant to Section 2.3, Sellers' indemnification obligations, if any, as set forth in Section 10.3, and any remediation required under Section
6.6 hereof which is not resolved by the Closing Date. The Escrow Agent will remit to Sellers 33-1/3% of the Holdback Amount on January 2, 1999, an additional 33-1/3% on January 2, 2000, and the final 33-1/3% on January 2, 2001 (each of January 2, 1999, 2000 and 2001, a "Distribution Date"), less any amounts necessary to cover undisputed claims, unresolved adjustments, indemnification or environmental remediation claims pursuant to Sections 2.3,
6.6 and/or 10.3. Each such remittance from the Holdback Amount shall equal the product of the initial number of shares of Parent Common Stock multiplied by the number .3333 and, to the extent that such number of shares of Parent Common Stock are not in Escrow, adding such number of shares of Parent Common Stock that are in Escrow to the product of the amount of cash, cash equivalents or other securities held in Escrow multiplied by .3333; provided, however, that the value of the Escrow shall not be less than (i) $2,000,000 after the first Distribution Date or (ii) $1,000,000 after the second Distribution Date.
Sellers shall be entitled to all stock dividends and interest earned on investments held in escrow. In the event of any disagreement between Buyer and Sellers regarding the dollar amount of any such adjustment or indemnification or remediation obligation, Buyer and Sellers shall submit such dispute to a nationally recognized accounting firm (other than an accounting firm engaged by Buyer, Parent or Sellers) for resolution pursuant to Section 2.3.1 (in the case of a disagreement relating to the purchase price adjustment) or to a third-party arbitrator for binding arbitration pursuant to Section 11.12 of this Agreement in all other cases. Any amounts required to be paid to Buyer out of the Holdback Amount to satisfy a Purchase Price Adjustment or an indemnification claim shall be paid in cash, regardless of whether Sellers must sell some or all of the Parent Common Stock in escrow to satisfy any such claim. The Escrow Agreement shall provide that, if Sellers must sell some or all of the Parent Common Stock, the Escrow Agent shall sell such Parent

Common Stock in a private placement that comports with all applicable securities laws under the Securities Act and that Sellers shall provide Buyer with an opinion of counsel that such sale is permissible under the Securities Act. Notwithstanding the foregoing, Buyer shall not be limited to retention of the Holdback Amount as a sole remedy in the event that any purchase price adjustment or indemnification obligation arising from (a) Sellers' fraud, (b) a breach of
Section 4.4 after the Closing Date, other than pursuant to rights under applicable law with respect to participants in the Company's Employee Stock Ownership Plan (the "ESOP"), (c) a breach of Section 4.18, (d) a breach of
Section 4.21 or (e) a breach by Sellers of any environmental remediation obligation under Section 6.6 exceeds the Holdback Amount; rather, in such event, Buyer shall have the right to collect within 60 days from Sellers, in cash, the amount of such excess. Further, in the event that Sellers fail to satisfy any such purchase price adjustment or indemnification or remediation obligation arising under subsections 2.2.3.1.(a)-(e) that exceeds the Holdback Amount and such adjustment or obligation is either the result of a final adjudicated claim or has been agreed to by Sellers, Buyer or Parent shall have the right of set-off under any of the New Leases. With respect to any purchase price adjustment or indemnification not arising under subsections 2.2.3.1 (a), (b), (c), (d) or
(e) above, Buyer shall be limited to the Holdback Amount as a sole remedy.

          2.2.3.2. Buyer and the Seller Representative, acting on behalf of the Sellers, shall enter into the Escrow Agreement, in substantially the form attached hereto as Exhibit 8.6, pursuant to which Buyer shall deposit with the Escrow Agent the Holdback Amount of the Parent Common Stock or cash proceeds from the sale thereof. All costs of the escrow shall be paid one-half by Buyer, on the one hand, and one-half by the Sellers collectively, on the other hand, all as further provided in the Escrow Agreement.

2.3.      Purchase Price Adjustment
          -------------------------

  2.3.1.  Closing Balance Sheet.  Not later than 90 days after the Closing Date,
          ---------------------
the Sellers, on behalf of the Company, shall deliver to Buyer and to Buyer's certified public accountant, Ernst & Young LLP ("E&Y"), the Closing Balance Sheet. The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principals ("GAAP") on a basis consistent with that applied by the Company in its most recent annual financial statements. Sellers, on behalf of the Company, shall provide Buyer and E&Y with all information used in the preparation of the Closing Balance Sheet. The Closing Balance Sheet shall be reviewed by E&Y, at Buyer's expense, who shall propose such adjustments therein as are necessary for the issuance of a reviewed opinion as promptly as practicable following delivery of the Closing Balance Sheet. Such reviewed opinion shall be delivered to Sellers immediately upon its issuance. The Closing Balance Sheet will become final and binding on the parties unless within ten business days following Sellers' delivery of the Closing Balance Sheet to Buyer and E&Y, Buyer notifies Seller Representative in writing that Buyer objects thereto, which objection shall be solely on the basis of mathematical errors in the calculation thereof, the failure to present the Company's financial position on a GAAP basis consistent with the Company's most recent annual financial statements or a disagreement about the materiality of an adjustment made or not made. If Buyer so objects, Buyer and the Seller Representative shall use their best efforts to resolve any differences with respect to the Closing Balance Sheet. If, within ten business days following such notice by Buyer, such differences have been resolved, the Closing Balance Sheet, as revised to reflect changes agreed to by Buyer and the Seller Representative, shall be final, binding and conclusive. If by such date such differences have not been resolved, then the Seller Representative and Buyer shall jointly select a nationally recognized accounting firm not currently engaged by Buyer, Sellers or any Affiliate of any of them, to perform a review of the Closing Balance Sheet. Such reviewing firm's conclusions shall be final, binding and conclusive as to such matters. Sellers and Buyer will share equally the fees and expenses of such review.

  2.3.2.  Tax Reserve.  The Holdback Amount may be used to satisfy all
          -----------
liabilities of the Company relating to Taxes for each tax year of the Company ending on or prior to the Closing Date that is not reflected and accounted for on the Closing Balance Sheet (the "Tax Adjustment"). The intent of this provision is that Sellers shall bear all economic responsibility for Taxes relating to periods ending on or prior to the Closing Date and that are unrecorded on the Closing Balance Sheet, even though Buyer shall be responsible for filing all of the Company's tax returns due after October 31, 1997.

  2.3.3.  Additional Payments Resulting from the Purchase Price Adjustment.  The
          ----------------------------------------------------------------
Purchase Price shall be subject to a dollar for dollar reduction if and to the extent that the total value of the equity interest held by the shareholders of the Company, determined by subtracting all liabilities (except the current tax liabilities for the period from January 1, 1997 through October 31, 1997, executive bonuses not greater than $100,000, disability payments, legal fees and other fees related to collection of bad debts, and professional (legal and accounting fees) incurred through August 31, 1997 and related to the transactions contemplated by this Agreement) from all assets ("Shareholder Net Worth") at the Closing Date, as reflected on the Closing Balance Sheet, is less than the Shareholder Net Worth at July 31, 1997, as reflected on the Interim Balance Sheet, excluding the cash value of the life insurance policies being distributed and the net book value of the Vehicle being distributed to Leonard A. Siems. No adjustment shall be made for accrued vacation and/or sick pay that is less than or equal to $155,000. Additionally, Sellers are permitted an increase of up to $45,000 in the allowance for bad debts from that reflected in the Interim Balance Sheet, which increase shall not decrease Shareholder Net Worth for purposes of calculating the Purchase Price. In the event of any such Purchase Price reduction, then at such time as the Closing Balance Sheet becomes final pursuant to Section 2.3.1 hereof Buyer shall be entitled to a prompt distribution of the amount of such reduction from the Holdback Amount under the Escrow Agreement.

  2.3.4.  Missing or Non-Operating Equipment.  The Purchase Price shall be
          ----------------------------------
subject to reduction for any equipment reported on the Rental and Non-Rental Asset Listing that is missing, non-operating or not Rental Ready on October 31, 1997, and is in excess of $50,000 in original cost. To determine the reduction of Purchase Price, the aggregate book value of such missing or non-operating equipment will be divided by the aggregate cost of such equipment and the resulting factor shall be applied to the aggregate original cost of missing and inoperative equipment in excess of $50,000. The determination of missing, non-operating or non-Rental Ready Equipment and reduction in the Purchase Price resulting therefrom shall be made on or before seven (7) business days after the Closing Date. The Rental and Non-Rental Asset Listing attached as Schedule 4.6 sets forth the asset description, make, model and original cost of all Equipment which, on the Closing Date, will be fully operable, accounted for and Rental Ready. For purposes of this Agreement, an item of Equipment is "Rental Ready" only if it is free of deferred maintenance requiring any repairs in excess of $100 for any item having an original cost of $5,000 or less or $200 for any item having an original cost in excess of $5,000. Repairs shall be performed in the Company's facilities on a basis consistent with past practice. In the event of any Purchase Price reduction pursuant to this Section 2.3.4, Buyer shall be entitled to a prompt distribution of the amount of such reduction from the Holdback Amount under the Escrow Agreement.

2.4.      Transfer Taxes and Fees. Sellers shall be responsible for any
          -----------------------
documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfer of Shares provided hereunder and any deficiency, interest or penalty asserted with respect thereto. Sellers shall pay the fees and costs of recording or filing all UCC termination statements and other releases of Encumbrances to the extent not set forth on Schedule 2.4.

2.5.      Closing of Books, Benefits and Risks of Ownership. The transactions
          -------------------------------------------------
contemplated by this Agreement shall be deemed effective as of October 31, 1997 and all profits and losses of the Company from and after November 1, 1997 shall be solely for the account of, and inure solely to the benefit or detriment of, Buyer. The accounting books and records of the Company will be closed as of the close of business on October 31, 1997. Sellers shall operate the business subject to and pursuant to the requirements set forth in Section 6.5 of this Agreement by, from and after November 1, 1997 until such time as this Agreement is terminated or closed. Without the consent of Buyer, until the Closing Date the Company or Seller shall not repurchase, sell or transfer any shares, make or declare any dividends (except as expressly contemplated by this

Agreement), or otherwise take any action restricted under Section 6.5 of this Agreement. If this transaction does not close for any reason on or prior to December 30, 1997 and is not extended by agreement of the parties, then (i) Buyer shall pay to Sellers a fee of $165,000 provided that the failure to close the transaction is not due to Seller's failure to perform their obligations under this Agreement and (ii) either (A) the Company shall pay within ten days to the Buyer net after tax profits accumulated during the period from November 1, 1997 to the date that the closing is deemed not to occur or to the date the Agreement is terminated, but not later than December 30, 1997, or (B) the Buyer shall within ten days pay to the Company all losses accumulated (offset by any non-refundable contributions made by Buyer to the Company) by the Company during the period from November 1, 1997 to the date that the closing is deemed not to occur, but not later than December 30, 1997.

                                  ARTICLE III.

                                    CLOSING
                                    -------
3.1.      Closing.  The Closing of the transactions contemplated herein (the
          -------
"Closing") shall be held on the Closing Date at a time and place as the parties shall mutually agree.

3.2.      Conveyances at Closing.
          ----------------------

  3.2.1.  Sellers' Delivery Obligations.  To effect the sale and transfer
          -----------------------------
referred to in Section 2.1 hereof, Sellers will, at the Closing, execute and deliver to Buyer:

          3.2.1.1. certificates evidencing the Shares, free and clear of any Encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank;

          3.2.1.2. all Ancillary Agreements required to be executed by any of the Sellers;

          3.2.1.3. all certificates, opinions of counsel and other documents described in Article VIII; and

          3.2.1.4. all Permits and any other third party consents required for the valid transfer of the Shares as contemplated by this Agreement, or for the continued operation of the Business following such transfer.

  3.2.2.  Buyer's Delivery Obligations.  To effect the sale and transfer
          ----------------------------
referred to in Section 2.1 hereof, Buyer will, at the Closing, execute and deliver to Sellers:

          3.2.2.1. all Ancillary Agreements required to be executed by Buyer; and

          3.2.2.2.  all certificates described in Article VII.

          3.2.2.3. all opinions of counsel and other documents described in Article VII;

          3.2.2.4. the Purchase Price, as required by Section 2.2.1.1 hereof.

  3.2.3.  Form of Instruments.  To the extent that a form of any document to be
          -------------------
delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the recipient.

                                  ARTICLE IV.

           REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY
           ---------------------------------------------------------

  Sellers and the Company hereby, jointly and severally, represent and warrant to Buyer as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

4.1.      Organization of the Company. The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Maryland. Copies of the Articles of Incorporation and Bylaws of the Company, and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof. The Company is duly qualified or licensed to do business as a foreign corporation in good standing in the States of Delaware and West Virginia, the Commonwealths of Pennsylvania and Virginia and the District of Columbia which are the only jurisdictions in which ownership of property or the conduct of its business requires such qualification, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The Company has no subsidiaries and no direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity which engages in the equipment rental business.

4.2.      Authorization. Each of the Sellers and the Company has full power and
          -------------
authority (corporate or other) to enter into this Agreement and the Ancillary Agreements, as the case may be, and to carry out the transactions contemplated hereby and thereby, and the Board of Directors of the Company and each of the Sellers has taken all action required by law, its charter documents, as the case may be, or otherwise, to be taken by it to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements, as the case may be, and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements, as the case may be, are the legal, valid and binding obligations of each of the Sellers and the Company, enforceable against each of them in accordance with their respective terms. A copy of the resolutions of the Company's board of directors and stockholders authorizing this Agreement and the related transactions is attached hereto as Schedule 4.2.

4.3.      No Violation
          ------------
    . None of the execution, delivery and performance of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby and thereby will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) except as set forth on Schedule 4.3 attached hereto, violate, result in a breach of, conflict with, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any note, bond, mortgage, or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which any Seller or the Company is a party or by which any of the Shares or any of the assets or properties of the Company or any Seller are bound or affected, (iii) except as set forth on Schedule 4.3 attached hereto, result in the creation or imposition of any Encumbrance upon any of the Shares or any property or Assets of the Company or any Seller under, any agreement or commitment to which the Company or any Seller is a party or by which the Company or any Seller is bound or affected, or to which the property of the Company or any Seller is subject, or (iv) except as set forth on Schedule 4.3 attached hereto, violate, conflict with or result in the breach of (or cause an event which could have a Material Adverse Effect as a result of) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which any Seller, the Company, the Business or any of the properties or Assets of any of the foregoing is subject. Except as set forth on
Schedule 4.3, no action, consent, approval or authorization by or filing with any person or entity, including, without limitation, any governmental authority, is required in connection with the execution, delivery and performance by each of the Sellers and the Company of this Agreement and the Ancillary Agreements, as the case may be, or the consummation by each of the Sellers and the Company of the transactions respectively contemplated by each of them herein and therein.

4.4.      Capitalization.
          --------------

  4.4.1. The authorized equity securities of the Company consist solely of 150,000 shares of common stock, par value $.01 per share, of which 145,579 shares are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares as set forth on Schedule 4.4.1 (which schedule also sets forth the address of each such Seller and the certificate numbers of the certificates representing the Shares), free and clear, as of the Closing Date, of all Encumbrances (other than (a) a legend indicating only that the Shares have not been registered under the Securities Act or (b) any rights under applicable law that participants in the ESOP may have with respect to the Shares allocated to their accounts in the ESOP).

  4.4.2. There are no other shares of capital stock of the Company issued and outstanding and no shares of treasury stock. All Shares are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of common stock of the Company was issued in violation of any preemptive rights. Except as set forth on Schedule 4.4.2, there are no outstanding (i) securities convertible into or exchangeable or exercisable for any of the Company's capital stock; (ii) options, warrants, calls or other rights, including, without limitation, rights to demand registration or to sell in connection with any registration by the

Company under the Securities Act, with respect to the issued capital stock of the Company, or to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable or exercisable for capital stock of the Company; (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale, transfer, and/or assignment of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights; or (iv) Shares pledged as collateral to secure any agreement or obligation. There are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans, proxies or understanding restricting or otherwise relating to conveyance, voting or dividend rights with respect to the Shares. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of Buyer in the stock records of the Company, the Buyer will own all of the issued and outstanding equity securities of the Company of every sort whatsoever, free and clear of all Encumbrances.

4.5.      Related Entities.
          ----------------

  4.5.1. Schedule 4.5(a) sets forth a complete and accurate list of all of the Related Entities, all of which are, directly, wholly-owned by any or all of the Sellers. Schedule 4.5(a) also sets forth the jurisdiction of incorporation of each of the Related Entities, each jurisdiction in which each such Related Entity is qualified to do business, the number of shares of such Related Entities outstanding, and the ownership thereof.

  4.5.2. Schedule 4.5(b) sets forth a list of all agreements among the Company, any of the Sellers and the Related Entities.

4.6.      Equipment and Other Assets; Absence of Encumbrances. All of the Assets
          ---------------------------------------------------
are owned by the Company free and clear of all Encumbrances, other than (i) Encumbrances reflected or reserved against on the Interim Balance Sheet or the Closing Balance Sheet, (ii) Encumbrances that do not materially affect the value of the Assets or the Company's ability to conduct the Business, (iii) Encumbrances for taxes not delinquent or for taxes being diligently contested in good faith by the Company by appropriate proceedings, (iv) mechanics, workmens, materialmens, landlords, lessors, carriers and other similar liens arising in the ordinary course of business with respect to obligations which are not due or which are being diligently contested in good faith by the Company by appropriate proceedings, (v) the perfection of purchase money security interests as provided by law by vendors of property to the Company, and (vi) Uniform Commercial Code Financing Statements which have not yet been terminated, as long as the obligation which was secured by such statements has been fully paid by the Company.

4.7.      Facilities.
          ----------

  4.7.1.  Real Property.  The only Leased Real Property are the parcels located
          -------------
at 3683 Clipper Mill Road, Baltimore, Maryland; 3925 Washington Boulevard, Elkridge, Maryland; 11104 Industrial Road, Manassas, Virginia; Route 1, Box 4082, Delmar, Delaware; 9430 Earley Drive, Hagerstown, Maryland and; Route 30, Rd. 1, Box 117, Thomasville, Pennsylvania and; the real property which the Company intends to lease from Sellers and improvements to be built thereon known as Parcel No. 14 on Kaverton Road in Forestville, Maryland; all as described on Schedule 4.7,. The Buyer agrees to negotiate in good faith with the owners of the Forestville property to enter into a lease for that property. The Sellers and the Company have delivered to Buyer an accurate copy of the Leases covering the Leased Real Property. Neither the Company nor any lessor under the Leases is in material breach or default of its obligations thereunder. The Company enjoys peaceful and undisturbed possession of the Leased Real Property.

    Except as set forth on Schedule 4.7.1, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy the Facilities or any portion thereof. The Facilities are supplied with utilities and other services necessary for the operation of the Business.

  4.7.2.  Improvements, Fixtures and Equipment. The Facilities and the
          ------------------------------------
improvements thereon, including without limitation all Equipment (including all fixtures) and other tangible assets owned, leased or used by the Company at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance or repair except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of the Business as presently conducted and (vi) in conformity, in all material respects, with all applicable laws, ordinances, orders, regulations and other requirements relating thereto currently in effect. None of the improvements is subject to any commitment or other arrangement for their sale or use by any Affiliate of the Company or third parties.

  4.7.3.  Conformity. All Facilities have received all required approvals of
          ----------
governmental authorities (including without limitation, Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof. To the best knowledge of the Company, the Facilities are (and have been) operated and maintained in accordance with applicable laws, rules, regulations and state, county, municipal or other local ordinances, and conform to all other conditions necessary for the lawful conduct of the Business as currently conducted at each such Facility.

4.8.      Contracts and Commitments.
          -------------------------

  4.8.1.  Contracts.  Schedule 4.8 sets forth a complete and accurate list of
          ---------
all Contracts of the following categories:

            4.8.1.1. Contracts not made in the ordinary course of the Company's conduct of the Business;

            4.8.1.2. Employment contracts, bonus agreements and severance agreements;

            4.8.1.3. Supply, purchase, distribution, franchise, license, sales or commission contracts related to the Business;

            4.8.1.4. Contracts involving expenditures or liabilities, actual or potential, in excess of $25,000 or otherwise material to the Business, and not cancelable (without liability) within 30 calendar days;

            4.8.1.5. Contracts or commitments relating to commission arrangements with others;

            4.8.1.6. Promissory notes, loans, agreements, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Company shall be the borrower, lender or guarantor thereunder or whereby any Equipment or Inventory are pledged (excluding credit provided by the Company in the ordinary course of the Business to its customers);

            4.8.1.7. Leases of personal property not cancelable (without liability) within 30 calendar days; and

            4.8.1.8. Contracts containing covenants limiting the freedom of the Company or any officer, director or shareholder of the Company to engage in any line of business or compete with any person.

Sellers have delivered to Buyer true, correct and complete copies of all of the Contracts listed on Schedule 4.8, including all amendments and supplements thereto.

  4.8.2.  Absence of Breaches or Defaults.  All of the Contracts are valid and
          -------------------------------
in full force and effect. The Company has duly performed all of its obligations under the Contracts to the extent those obligations to perform have accrued, and no violation of, or default or breach under any Contracts by the Company or any other party has occurred and neither the Company nor any other party has repudiated any provisions thereof. All of the Contracts will be enforceable by the Company after the Closing to the same extent as if the transactions contemplated by this Agreement had not been consummated.

4.9.      Permits. The Company has all Permits required to conduct the Business,
          -------
except where the failure to obtain such Permits would not have a Material Adverse Effect on the Business. All Permits of the Company related to the Business are valid and in full force and effect and are listed on Schedule 4.9.

4.10. Financial Statements. The Company has heretofore delivered to Buyer the Financial Statements. The Financial Statements (a) are true, correct and complete and (b) are in accordance with the underlying books and records of the Company. The Year-End Financial Statements (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Business as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments). At the respective dates of the reviewed Closing Balance Sheet and the audited 1996 Year-End Financial Statements, there were no liabilities of the Company, which, in accordance with GAAP, should have been shown or reflected in the Closing Balance Sheet or in the audited 1996 Year-End Financial Statements, or the notes thereto, which are neither accrued or reserved, nor shown or reflected in the Closing Balance Sheet or in the audited 1996 Year-End Financial Statements, or the notes thereto and which if shown or reflected would have had a Material Adverse Effect on the Closing Balance Sheet or on the audited 1996 Year-End Financial Statements.

4.11.     Books and Records. The Company has made and kept (and given Buyer
          -----------------
access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company previously delivered to Buyer accurately and adequately reflect all action previously taken by the shareholders, board of directors and committees of the board of directors of the Company. The stock book records of the Company previously delivered to Buyer are true, correct and complete, and accurately reflect all transactions effected in the Company's stock through and including the date hereof.

4.12.     Litigation. Except as set forth on Schedule 4.12, there is no action,
          ----------
order, writ, injunction, judgment or decree outstanding, or, to the best of the Company's knowledge, any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending, or threatened or anticipated (a) against, related to or affecting the Company or the Business or (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement. Except as set forth on Schedule 4.12, the Company is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company or the Business.

4.13.     Labor Matters. The Company is not a party to any labor agreement with
          -------------
respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. The Company has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company.

4.14.     Compliance with Law. The Company, the conduct of the Business and the
          -------------------
operation of the Facilities have not violated and are in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including without limitation Environmental Laws, relating to the Assets, Facilities or Business or operations of the Company, except where the violation or failure to comply, individually or in the aggregate, would not have a Material Adverse Effect on the Facilities, the Equipment, Inventory or the Business. The Company and the conduct of the Business and the operation of the Facilities are in conformity with all energy, public utility, zoning, building and health codes, regulations and ordinances, the Americans with Disabilities Act, ERISA, OSHA and Environmental Laws and all other foreign, federal, state, and local governmental and regulatory requirements, except where any nonconformity would not have a Material Adverse Effect on the Facilities, Assets or the Business. The Company has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and the Company has no reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing, which non-compliance or violation could, in any one case or in the aggregate, have a Material Adverse Effect on the Facilities, the Assets or the Business.

4.15.     No Brokers. Except for the fees and expenses of Middleton Limburg &
          ----------
Co., Inc. payable by Sellers, which are not and will not be an obligation of the Buyer, none of the Sellers, the Company or any of the Company's officers, directors, employees or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in an obligation on the part of the Company or Buyer to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

4.16.     No Other Agreements to Sell the Company. None of the Sellers has any
          ---------------------------------------
commitment or legal obligation, absolute or contingent, to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Shares or the Assets or to effect any merger, consolidation, liquidation, dissolution or other reorganization of the Company.

4.17.     Proprietary Rights.
          ------------------

          4.17.1. Proprietary Rights. Schedule 4.17 lists all of the Company's
                  ------------------
federal, state and foreign registrations of trademarks, service marks and other marks, trade names or other trade rights, and all pending applications for any such registrations, all other trademarks and other marks, trade names and other trade rights or in which the Company has any interest whatsoever, and all other trade secrets and other proprietary rights, whether or not registered, and all computer software created or used by or on behalf of the Company, in each case relating to the Business (collectively, "Proprietary Rights"). The Proprietary Rights listed in Schedule 4.17 are all those used by the Company in connection with the Business.

  4.17.2. Royalties and Licenses.  No person has a right to receive a royalty or
          ----------------------
similar payment in respect of any Proprietary Rights.  Except as set forth on
Schedule 4.17, the Company has no licenses granted, sold or otherwise transferred by or to it or other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights.

  4.17.3. Ownership and Protection of Proprietary Rights.  Except as set forth
          ----------------------------------------------
on Schedule 4.17, the Company owns or licenses, and has the sole right to use or (if it so elects) to sublicense each of the Proprietary Rights. None of the Proprietary Rights is involved in any pending or threatened litigation. The Company has not received any notice of invalidity or infringement of any rights of others with respect to such Proprietary Rights. The Company has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other firm, corporation, association or person. The Company's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, nor has such infringement been alleged by any third party. All of the Proprietary Rights are valid and enforceable rights of the Company and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

4.18.     Tax Matters.
          -----------

       4.18.1. Filing of Tax Returns.  The Company has timely filed with the
               ---------------------
appropriate taxing authorities all returns (including without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed are complete and accurate in all material respects. Except as specified in Schedule 4.18, neither the Company, nor any group of which the Company now or was a member, has outstanding any request for an extension of time within which to file its current returns (including without limitation information returns) in respect of any taxes. The Company has delivered to Buyer complete and accurate copies of the Company's federal, state and local tax returns for its fiscal years ended December 31, 1994, 1995 and 1996.

       4.18.2. Payment of Taxes. All Taxes, in respect of taxable periods ending
               ----------------
on or before the Closing Date, have been timely paid, or will be timely paid prior to Closing, or to the extent not paid prior to Closing, the Company's liability for such Taxes will be fully reserved against in the Tax Reserve included on the Closing Balance Sheet. Any liability of the Company for Taxes in excess of the amounts so paid or the Tax Reserve so established will be subject to indemnification by Sellers in accordance with Section 10.3 hereof.

       4.18.3. Audits, Investigations or Claims. Except as set forth in Schedule
               --------------------------------
4.18, the federal income tax returns and any required state tax returns of the Company have not been examined by the Internal Revenue Service or any applicable state taxing authority for the 1992 through 1996 tax years, inclusive, and except to the extent shown therein, no material deficiencies for Taxes, have been claimed, proposed or assessed by any taxing or other governmental authority against the Company for those years. Except as set forth in Schedule 4.18, there are no pending or, to the best of the Company's knowledge, threatened audits, investigations or claims for or relating to any material additional liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgment of the Company, or its counsel, is likely to result in a material additional liability for Taxes. The Company has not been notified that any taxing authority intends to audit a return for any period. Except as set forth in Schedule 4.18, no extension of a statute of limitations relating to Taxes is in effect with respect to the Company.

       4.18.4. Lien. There are no liens for Taxes (other than as could be
               ----
asserted for current Taxes not yet due and payable) on the Assets.

4.19.     Accounts Receivable. The accounts receivable reflected in the Interim
          -------------------
Balance Sheet, and all accounts receivable arising since the Interim Balance Sheet Date, represent bona fide claims of the Company against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. As of the date of the Closing Balance Sheet, all of such accounts receivables are collectible in the ordinary course of business except to the extent reserved against on the Interim Balance Sheet or as will be reserved against on the Closing Balance Sheet. Except as set forth on Schedule 4.19, the Company owns all such accounts receivable, free and clear of all Encumbrances. If, during the three years in which the Escrow Agreement is in effect, Buyer is able to collect accounts receivables that had been written off as "bad debts" and charged against the Holdback Amount, the amount collected, less any reasonable costs associated with collecting such amount, shall be added back to the Holdback Amount. Buyer shall be responsible, during such three year period, for attempting to collect such accounts receivables for the six month period after such accounts receivables are classified as "bad debts." If Buyer is unsuccessful in its collection efforts during such three year period, Sellers shall have the right to attempt to collect such accounts receivable, provided, however, that Sellers shall not damage the Company's, Buyer's or Parent's reputation or interfere with the operation of the Business.

4.20.     Inventory. All the Inventory is located at the Facilities, at the
          ---------
Company's job sites or is being transported from or to the Facilities and the job sites. Other than in the ordinary course of business, there has been no material decrease in the book value or fair value of the Inventory since the Interim Balance Sheet Date. The values at which the Inventory is shown on the Interim Balance Sheet have been determined at lower of cost or market in accordance with GAAP, consistently applied throughout the periods covered by the Financial Statements, with adequate provisions or adjustments for excess Inventory, slow-moving Inventory and Inventory obsolescence and shrinkage.
Schedule 4.20 sets forth a complete and accurate list of all Inventory as of the date hereof.

4.21.     Employees and Employee Benefits.
          -------------------------------

       4.21.1. As used in this Section 4.21, the following terms have the meanings set forth below.

      "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any selfinsured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

  "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

  "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, the Company as defined in Section 414(b), (c), (m) or (o) of the Code, or under "common control" with the Company, within the meaning of Section 4001(b)(1) of ERISA.

  "Multiemployer Plan" shall mean any "multiemployer plan," as defined in
Section 4001(a)(3) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

  "Pension Plan" shall mean any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which (A) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability; (B) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities); and (C) is not a Multiemployer Plan.

  "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, which (A) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability; (B) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities); and (C) is not a Multiemployer Plan.

  4.21.2. Schedule 4.21(a):  (i) contains a list of all employees of the
          ----------------
Company, and their wage rates or salaries, as of the date of this Agreement,
(ii) sets forth the dates of employment for such employees, (iii) the date of the last wage increase for each employee, (iv) unused vacation and (v) accrued sick leave.

  4.21.3. Disclosure; Delivery of Copies of Relevant Documents and Other
          --------------------------------------------------------------
Information.  Schedule 4.21(b) contains a complete list of Employee Plans.  True
-----------
and complete copies of each of the following documents have been delivered by the Company to Buyer: (i) each Welfare Plan, Pension Plan and Multiemployer Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to the Company's employees and all annuity contracts or other funding instruments; (ii) each Benefit Arrangement including written interpretations thereof and written descriptions thereof which have been distributed to the Company's employees (including descriptions of the number and level of employees covered thereby) and a complete description of any Benefit Arrangement which is not in writing; (iii) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to each Pension Plan and each Welfare Plan; (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and each Welfare Plan; (v) all actuarial reports prepared for the last three plan years for each Pension Plan; (vi) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of the Company; and (vii) a description setting forth the amount of any liability of the company as of the Closing Date for payments more than thirty (30) calendar days past due with respect to each Welfare Plan.

  4.21.4. Representations.
          ---------------

          4.21.4.1. Pension Plans.  Neither the Company nor any ERISA Affiliate
                    -------------
sponsors or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Pension Plan that is subject to the minimum funding requirements of Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate is required to provide security to a Pension Plan under Section 401(a)(29) of the Code. Each Pension Plan which is intended to be qualified (and each related trust agreement, annuity contract or other funding instrument) is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a), has received a favorable determination letter from the Internal Revenue Service to that effect, and has been operated in a manner consistent with such qualification requirements during the period from its adoption to date. Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

          4.21.4.2. Multiemployer Plans.  Neither the Company nor any ERISA
                    -------------------
Affiliate sponsors or has previously sponsored, maintained or contributed to or incurred any obligation to contribute to any Multiemployer Plans.

          4.21.4.3. Welfare Plans.  None of the Company, any ERISA Affiliate or
                    -------------
any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company from amending or terminating any such benefit plan or Welfare Plan. Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code at all times.

          4.21.4.4. Compliance with Law.  Each Employee Plan has been maintained
                    -------------------
in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan, including without limitation ERISA and the Code. Any Pension Plan subject to the requirements of Section 401(a)(28) of the Code has been operated in compliance therewith for all plan years of such Pension Plan from its adoption to date, including the requirements of Section 401(a)(28)(C) of the Code. No further contribution to any of the Company's Employee Stock Ownership Plan or any other Pension Plan intended to be qualified under Code Section 401(a) shall be made or is required to be made on or before the Closing Date or the earlier termination of this Agreement

          4.21.4.5. Employment at Will.  Except as provided by law, the
                    ------------------
employment of all persons presently employed or retained by the Company is terminable at will.

          4.21.4.6. Unrelated Business Taxable Income.  No Employee Plan (or
                    ---------------------------------
trust or other funding vehicle pursuant thereto) is subject to any tax under Code Section 511.

          4.21.4.7. Deductibility of Payments.  There is no contract, agreement,
                    -------------------------
plan or arrangement covering any employee or former employee of the Company (with respect to its relationship with such entities) that, individually or collectively, provides for the payment by the Company of any amount (i) that is not deductible by the Company under Section 162(a)(1) or 404 of the Code, whichever is applicable, (ii) for which the deduction by the Company would be disallowed under Section 162(m) of the Code, or (iii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

          4.21.4.8. Fiduciary Duties and Prohibited Transactions. No "prohibited
                    --------------------------------------------
transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, has occurred with respect to any Welfare Plan or Pension Plan of the Company, nor has any Plan fiduciary otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. The Company has not knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan (or other employee benefit plan subject to ERISA) and has not been assessed any civil penalty under Section 502(l) of ERISA. All Employee Plans that cover or have covered employees or former employees of Company have been maintained and operated, and currently are, in compliance in all material respects with their terms, the requirements prescribed by any and all applicable laws (including ERISA and the Code), orders, or governmental rules and regulations in effect with respect thereto, and Company and the ERISA Affiliates have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans. The Company and the ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable law or required to be paid as expenses under such Employee Plan. No employee, former employee, director or agent of the Company will accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employee Plan or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement, except upon termination of the ESOP and Profit Sharing Plan, the Company's employees will be entitled to such rights under law applicable to such termination.

          4.21.4.9. Validity and Enforceability.  Each Welfare Plan, Pension
                    ---------------------------
Plan, related trust agreement, annuity contract or other funding instrument and Benefit Arrangement is legally valid and binding and in full force and effect.

          4.21.4.10.     Litigation.  There is no action, order, writ,
                         ----------
injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending, threatened or anticipated against the Company, any ERISA Affiliate or any Employee Plan.

          4.21.4.11.     No Amendments.  Neither the Company nor any ERISA
                         -------------
Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan.

          4.21.4.12.     No Other Material Liability.  No event has occurred in
                         ---------------------------
connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plans or (B) pursuant to any obligation of the Company to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

          4.21.4.13.     Unpaid Contributions.  Neither the Company nor any
                         --------------------
ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Pension Plan or Welfare Plan.

          4.21.4.14.     Insurance Contracts.  Neither the Company nor any
                         -------------------
Employee Plan holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

          4.21.4.15.     No Acceleration or Creation of Rights.  Neither the
                         -------------------------------------
execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement), except that the termination of the Company's Profit Sharing Plan and ESOP shall afford the participants in said plans the rights and benefits which the law requires on termination of said plans, including, but not limited to, all of the participants' account balances becoming 100% vested.

4.22.     Compliance With Environmental Laws.
          ----------------------------------

       4.22.1. Definitions. The following terms, when used in this Section 4.21,
               -----------
shall have the following meanings. Unless the context otherwise requires, any of these terms may be used in the singular or the plural depending on the reference.

          4.22.1.1. "Company".  For purposes of this Section 4.22 only, the term
                     -------
"Company" shall include (i) all Related Entities of the Company, including, without limitation the Sellers, (ii) all partnerships, joint ventures and other entities or organizations in which the Company was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Company or to which the Company has succeeded.

          4.22.1.2. "Release" shall mean and include any spilling, leaking,
                     -------
pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping or disposing into the environment or the work place of any Hazardous Substance, and otherwise as defined in any Environmental Law.

          4.22.1.3. "Hazardous Substance" shall mean any quantity of asbestos in
                     -------------------
any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products, any radioactive substance, any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound and any other hazardous substance, material or waste (as defined in or for purposes of any Environmental Law), whether solid, liquid or gas.

  4.22.2. Compliance With Environmental Laws.  Except as set forth on Schedule
          ----------------------------------
4.22, the Facilities have been owned, leased, operated and maintained in material compliance with all federal, state, local or foreign laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, court decisions, agency guidelines or principles of law, restrictions or licenses, which (i) regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, handling or disposal of hazardous, toxic or otherwise dangerous substances, wastes or materials (whether gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees or (ii) impose liability with respect to any of the foregoing, including without limitation the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA"), Safe Drinking Water Act (21 U.S.C. (S) 349, 42 U.S.C. (S)(S) 201, 300f), Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), or any other similar federal, state or local law of similar effect, each as amended (collectively, "Environmental Laws").

  4.22.3. Facilities.  The Facilities are, and at all times have been, owned,
          ----------
leased and operated in material compliance with all Environmental Laws and in a manner that will not give rise to any liability under any Environmental Laws.

  4.22.4. Permits.  The Company has, and at all times has had, all Permits
          -------
required under any Environmental Law and the Facilities are, and at all times have been, in compliance with all such Permits.

  4.22.5. Permits Required. The consummation of any of the transactions
          ----------------
contemplated by this Agreement will not require an application for issuance, renewal, transfer or extension of, or any other administrative action regarding, any Permit required under any Environmental Law.

  4.22.6. Notice of Violation.  The Company has not received any notice at any
          -------------------
time that it or the Facilities is or were claimed to be in violation of the provisions of any Environmental Law or in non-compliance with the conditions of any Permit, and there is no pending or threatened lawsuit, governmental or other legal action to that effect.

  4.22.7. Pending Actions.  There is not now pending or threatened, nor any
          ---------------
basis for, nor has there ever been, any Action against the Company, nor any basis for any Action, under any Environmental Law or otherwise with respect to any Release or mishandling of any Hazardous Substance.

  4.22.8. Judgments.  There are no consent decrees, judgments, judicial or
          ---------
administrative orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect the Company or the Facilities.

  4.22.9. Hazardous Substances.  There is not and has not been any Hazardous
          --------------------
Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or from any Facility, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and necessary for the operation of the Business.

  4.22.10.  Handling of Hazardous Substances.  The Company has at all times
            --------------------------------
used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in liability of the Company or Buyer under any Environmental Law. Schedule 4.22.10 sets forth a complete list of all contractors and other third parties who, within the five year period prior to the date hereof, have hauled, handled, stored, transported or disposed of any Hazardous Substance (i) on behalf of the Company or the Business, or (ii) generated by the Company or the Business.

  4.22.11.  Environmental Conditions.  There are no present or past
            ------------------------
Environmental Conditions (as defined below) in any way relating to the Business or Facilities. "Environmental Conditions" means the introduction into the soil, groundwater or environment of the Facilities (through leak, spill, release, discharge, escape, emission, dumping, disposal or otherwise) of any pollution, including without limitation any contaminant, irritant or pollutant or Hazardous Substance (whether or not upon the property of the Business and whether or not such pollution constituted at the time thereof a violation of any Environmental
Law) as a result of which either the Company or, after the Closing, Buyer has or may become liable to any person or by reason of which any of the Assets may suffer or be subjected to any lien.

  4.22.12.  CERCLA or RCRA. No current or past use, generation, treatment,
            --------------
transportation, storage, disposal or handling practice of the Company with respect to any Hazardous Substance has or will result in any liability under the CERCLA or RCRA or any state or local law of similar effect.

  4.22.13.  Storage Tank or Pipeline.  Except as set forth on Schedule 4.22,
            ------------------------
there is not now and has not been at any time in the past any underground or above-ground storage tank or pipeline at any Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in material compliance with all Environmental Laws and there has been no Release from or rupture of any such tank or pipeline, including without limitation any Release from or in connection with the filling or emptying of such tank.

  4.22.14.  Environmental Audits or Assessments.  True, complete and correct
            -----------------------------------
copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of the Company, of all environmental audits or assessments which have been conducted at any Facility within the past five years, either by the Company or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Buyer or its Representatives and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which the Company or Sellers have knowledge is included on Schedule 4.22.

  4.22.15.  Indemnification Agreements.  Except as set forth on Schedule
            --------------------------
4.22.15, the Company is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other Contract under which the Company is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

  4.22.16.  Releases or Waivers.  The Company has not released any other person
            -------------------
from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

  4.22.17.  Notices, Warnings and Records.  The Company has given all notices
            -----------------------------
and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

  4.22.18.  Operation of Facilities.  The Company owns and/or operates only
            -----------------------
those Facilities set forth on Schedule 4.22.18(a) and has never owned, leased or operated any Facility other than those set forth on Schedule 4.22.18(b).

4.23.     Liabilities. The Company has no liabilities or obligations (absolute,
          -----------
accrued, contingent or otherwise) except (i) liabilities which are reflected on the Closing Balance Sheet or which are not required under GAAP to be reflected on the Closing Balance Sheet such as warranty and deposit obligations, (ii) liabilities incurred in the ordinary course of the Business and consistent with past practice since the Interim Balance Sheet Date, and (iii) liabilities arising under Contracts identified in Schedule 4.8 to which the Company is a party.

4.24.     Insurance
          ---------

       4.24.1. Schedule 4.24 describes all policies of insurance (including the insurer, type of insurance, period of coverage and contact name and telephone number) to which the Company is a party and under which the Company, any Related Entity or any employee, officer or director of the Company or any Related Entity (in his or her capacity as such) is or has been insured at any time within the five years preceding the date of this Agreement; and any self-insurance arrangement by or affecting the Company or any Related Entity, including any reserves established thereunder. All such policies, together with such self-insurance, (i) provide adequate insurance coverage for the Assets and the operations of the Company for all risks normally insured against by a person or entity carrying on the same business or businesses as the Company, (ii) are sufficient for compliance with all legal requirements and Contracts to which the Company is a party or by which it is bound, and (iii) will continue in full force and effect following the Closing except for the life insurance policies to be distributed to Leonard A. Siems.

       4.24.2. Schedule 4.24 sets forth, by year, for the current policy year and each of the five preceding policy years, a summary of the loss experience under each policy, and summary of the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

  4.24.3. None of the Sellers, the Company or a Related Entity has received, with respect to any Company insurance policy, (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

  4.24.4. The Company and any Related Entity has paid all premiums due, and has otherwise performed all of its respective obligations, under each insurance policy to which the Company is a party and is described above.

4.25.     Conduct of the Business. Since the Interim Balance Sheet Date, the
          -----------------------
Company has conducted its operations in the ordinary course of the Business and substantially in accordance with past practice, and has not taken any action that, if taken after the date hereof, would violate Section 6.5.

4.26.     Securities Law Matters. For purposes of this Section 4.26 only, the
          ----------------------
term "Sellers" shall not refer to the Trustees.

       4.26.1. Each Seller confirms that it is acquiring the Parent Common Stock for its own account as principal, for investment purposes only, and not with a view to, or for, resale or distribution thereof, and no other person has or will have a direct or indirect beneficial interest in such Parent Common Stock.

       4.26.2. Each Seller understands that the offering and sale of the Parent Common Stock is intended to be a transaction by an issuer not involving any public offering exempt from registration under the Securities Act by virtue of
Section 4(2) of the Securities Act and the rules and regulations of the Commission thereunder;

       4.26.3. Each Seller represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act;

       4.26.4. Each Seller understands and acknowledges that there are substantial risks of loss of investment involved in an investment in the Parent Common Stock, and that the investment in the Parent Common Stock is an illiquid investment subject to transfer restrictions, and Sellers represent and warrant that they have the financial ability to bear the economic risk of such investment;

       4.26.5. Each Seller has such knowledge and experience in financial and business matters, including investments of the type represented by the Parent Common Stock, as to be capable of evaluating the merits of investment in therein;

       4.26.6. Each Seller has been furnished with a copy of the recent periodic reports filed by Parent with the Commission and any documents that may have been made available otherwise or upon its request, have carefully read and understand such materials and have evaluated the risks of an acquisition of the Parent Common Stock;

       4.26.7. Each Seller has been given the opportunity to ask questions of, and receive answers from, representatives of Parent in order for it to evaluate the merits and risks of investment in the Parent Common Stock; and

       4.26.8. No Seller has been furnished with or has relied upon any oral or written representation, warranty or information in connection with the offering of the Parent Common Stock except for that set forth in this Agreement.

                                   ARTICLE V.

              REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT
              --------------------------------------------------

  Buyer and Parent hereby represent and warrant to Sellers as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

5.1.      Organization of Buyer and Parent. Buyer is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Alabama. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Copies of the Certificate of Incorporation and By-Laws of the Buyer and Parent and all amendments thereto, heretofore delivered to Sellers are accurate and complete as of the date hereof. The Buyer and Parent are duly qualified and are licensed to do business as foreign corporations in good standing in all of the jurisdictions in which ownership of property or the conduct of their businesses requires such qualification, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.

5.2.      Authorization. Each of Buyer and Parent has all requisite corporate
          -------------
power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. This Agreement and the transactions contemplated hereby have been approved by the Boards of Directors of both Buyer and Parent. This Agreement has been duly executed and delivered by Buyer and Parent and is, and (following their execution and delivery by Buyer, Parent, the Company, the Seller Representative or the Sellers, as applicable, each of the Ancillary Agreements will be) a legal, valid and binding obligation of Buyer or Parent, as applicable, enforceable against Buyer or Parent, as applicable, in accordance with its terms.

5.3.      No Conflict or Violation. Neither the execution, delivery or
          ------------------------
performance of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Buyer or Parent with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer or Parent, (b) except as set forth on Schedule 5.3 attached hereto, violate, result in a breach of, conflict with, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any note, bond, mortgage, or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which any of Buyer or Parent is a party or by which any of the assets or properties of Buyer or Parent are bound or affected, or (c) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award binding upon Buyer or Parent.

5.4.      Consents and Approvals. No notice to, declaration, filing or
          ----------------------
registration with, or authorization, consent or approval of, or permit from, any governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer or Parent in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby, except (a) as may be required by Buyer to operate the Business after the Closing, (b) as has been obtained on or prior to the date hereof or (c) as set forth in Schedule 5.4.

5.5.      Capitalization
          --------------

  5.5.1. The authorized equity securities of the Parent consist solely of 20,000,000 shares of common stock, par value $.01 per share, of which 14,939740 shares are issued and outstanding (the "Parent Shares"). The authorized equity securities of Buyer consist solely of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding, ( the "Buyer Shares").

  5.5.2. All Buyer Shares are duly authorized, validly issued, fully paid and nonassessable.

5.6.      Parent Common Stock.
          -------------------

    When duly countersigned by the Parent's transfer agent and registrar and delivered to the Sellers, the Parent Common Stock issuable to the Sellers will be duly authorized and validly issued, will be fully paid and nonassessable, will be free and clear of any security interest, liens, claims or other encumbrances, will not have been issued or sold in violation of any preemptive or other similar rights of the holder of any securities of the Parent and will not subject the holders thereof to personal liability by reason of being such holders.

5.7.      SEC Filings; Parent Financial Statements. Parent has filed all forms,
          ----------------------------------------
reports and documents required to be filed with the SEC and has made available to Sellers such forms, reports and documents as Sellers have requested. All such required forms, reports and documents are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Securities and Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE VI.

                  COVENANTS OF BUYER, THE COMPANY AND SELLERS
                  -------------------------------------------

  Buyer, the Company and Sellers each covenant with the others as follows:

6.1. Further Assurances. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing, including using their respective best efforts (A) to obtain all necessary waivers, consents and approvals from third parties; provided, however, that Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms of Contracts or Leases in order to obtain any such waivers, consents or approvals, (B) to obtain all necessary Permits as are required to be obtained under any federal, state, local or foreign law or regulations, (C) to effect all necessary registrations and filings, including without limitation required filings under the HSR Act and all other submissions of information requested by governmental authorities, and
(D) to fulfill all conditions to this Agreement.

6.2.      No Solicitation. From the date hereof through the Closing or the
          ---------------
earlier termination of this Agreement, each of the Company and the Sellers shall not, and shall cause their Representatives (including without limitation investment bankers, attorneys and accountants) not to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Buyer and its Representatives, concerning any sale of all or a portion of the Assets, the Shares or the Business, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Company (each such transaction collectively being referred to herein as a "Proposed Acquisition Transaction"). The Company and the Sellers shall not, directly or indirectly, through any Representative or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person or entity relating to any Proposed Acquisition Transaction or participate in any negotiations regarding, or furnish to any other person any information with respect to the other party for the purposes of, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to seek or effect a Proposed Acquisition Transaction. The Company and the Sellers each hereby represents that it is not now engaged in discussions or negotiations with any party (other than Buyer) with respect to any of the foregoing. The Company or Sellers shall promptly notify Buyer (orally and in writing) of any offer, inquiry or contact with any person with respect to a Proposed Acquisition Transaction, including the terms thereof and the identity of the prospective purchaser or soliciting party.

6.3.      Notification of Certain Matters. From the date hereof through the
          -------------------------------
Closing, the Company and Sellers shall give prompt notice to Buyer of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Company or Sellers contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any failure of the Company, or any of its Related Entities, Affiliates, Sellers or Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

6.4.      Access to Information. From the date hereof through the Closing, the
          ---------------------
Company shall, and shall cause its Representatives to, afford the Representatives of Buyer and its Affiliates complete access at all reasonable times to the Assets and the Facilities for the purpose of inspecting and conducting appropriate tests upon the same, and to the officers, employees, agents, attorneys, accountants, properties, Books and Records and Contracts of the Company, and shall furnish Buyer and its Representatives all financial, operating and other data and information as Buyer or its Affiliates, through their respective Representatives, may reasonably request, including but not limited to data relating to operating procedures, workers' compensation history, legal, tax and environmental, zoning and other legal compliance.

6.5.      Conduct of Business. From the date hereof through the Closing or the
          -------------------
earlier termination of this Agreement, the Company shall, except as contemplated by this Agreement or as consented to by Buyer in writing, operate the Business in the ordinary course of the Business and substantially in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, the Company shall not, except as specifically contemplated by this
Agreement:

  6.5.1. issue or repurchase any shares of capital stock or warrants, options or other rights to acquire any such shares;

  6.5.2. enter into, extend, materially modify, terminate or renew any Contract, except in the ordinary course of the Business;

  6.5.3. purchase or enter into any agreement to purchase any item of Inventory or Equipment outside of the ordinary course of business;

  6.5.4. make any material increase in compensation or benefits payable to any employee of the Company, or adopt any new employee benefit plan or policy;

  6.5.5. sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of the Business;

  6.5.6. accelerate the collection of accounts receivable, extend the payment of accounts payable, or reduce inventories in a manner inconsistent with the ordinary course of the Business's operation; or

  6.5.7. fail to pay its accounts payable and any debts owed or obligations due by it, or pay or discharge when due any liabilities, in the ordinary course of the Business.

6.6.      Environmental Assessments and Remediation
          -----------------------------------------

          6.6.1. Buyer has retained Brown & Caldwell (the "Consultant") to perform Phase 1 environmental assessments with respect to each of the Facilities. Upon its availability, Consultant will deliver such assessments to Buyer and the Company. In the event any such assessment recommends the performance of additional investigation (including, without limitation, Phase 2 environmental assessments), such additional investigation shall, if requested by Buyer, be undertaken promptly and delivered to each of the Company and Buyer. The environmental assessments and investigations undertaken pursuant to this
Section 6.6.1 are collectively referred to herein as the "Environmental Assessments." Buyer shall be solely responsible for the cost of the Environmental Assessments.

          6.6.2. In the event any of the Environmental Assessments reveals any remediation work which must be completed in order to bring the Facilities into compliance with applicable Environmental Laws or eliminate any potential environmental liability, the Consultant shall be directed to prepare and to deliver to each of the Sellers, Company and Buyer a written report setting forth in reasonable detail the scope of required remediation and an estimate of the cost of completing such remediation. For the purposes of Section 6.6, "required remediation" shall mean any action necessary to (i) comply with any governmental order, (ii) comply with any Environmental Law effective at the Closing, (iii) eliminate a potential environmental liability (the "Remediation Standard") or
(iv) any required installation of wash-racks, as applicable to the Facilities or the operation thereof by the Company as of the Closing Date. The Consultant's final written report shall become final and binding on the parties unless within ten (10) days following delivery of the report to Sellers, Sellers notify Buyer in writing that Sellers object thereto. If Sellers so object, the Buyer and Sellers shall use their best efforts to resolve any differences with respect to the remediation required by the Consultant's report. If within ten (10) days after such notice by the Sellers such differences have not been resolved, then Sellers and Buyer shall submit the dispute to arbitration as provided in Section
11.12. The owner of each Facility shall be responsible for all costs and expenses related to required remediation or the installation of wash-racks up to a total cost of $35,000 per site. If the cost of required remediation and the installation of wash-racks at any single site exceeds $35,000 the parties agree to negotiate such excess costs in good faith.

          6.6.3. Promptly upon the Consultant's report referred to in Section
6.6.2 becoming final or otherwise accepted by Sellers, but in any event, within 60 days thereof, the Company shall engage a reliable environmental engineering firm reasonably acceptable to Buyer to perform any required remediation, including removal of any underground storage tanks as may be necessary, and perform all required remediation in connection therewith. The Company shall use its best efforts to cause such required remediation to be completed on or before the Closing Date, and the Company shall bear the costs of such required remediation to the limits set forth in Section 6.6.2 above; provided that the completion of all such required remediation shall be a condition to Buyer's obligations to consummate the transactions contemplated by this Agreement. Buyer may, in its sole discretion, authorize Sellers to defer any portion of the required remediation which the Company and its contractors are unable to complete prior to Closing, in which case Sellers shall cause the portion of the required remediation so deferred to be completed as promptly as practicable, but in no event later than 60 days following Closing, at the Sellers' sole expense to the limits of the amounts set forth in Section 6.6.2 above (which may be satisfied from the Holdback Amount pursuant to the Escrow Agreement if Sellers do not satisfy such obligations within 30 days after completion of the remediation). Buyer may monitor the performance of the required remediation and application of the Remediation Standard, and at its election may cause the Consultant to review the performance of the required remediation. If Buyer directs the Consultant to undertake such review, the required remediation shall be deemed completed only upon certification of its completion by the Consultant. If, however, there is a dispute as to the performance of the required remediation or the application of the Remediation Standard, any such dispute shall be settled by a mutually agreed-upon environmental expert not otherwise involved in the required remediation, whose determination shall be final and binding on the parties.

6.7. The Holdback. Amount placed in escrow under the Escrow Agreement shall secure the Sellers responsibility to pay for the costs of any required remediation as set forth in Section 6.6.2 which has not been completed by the Closing Date pursuant to this Section 6.6. Upon the completion of the required remediation, certification of such completion by the Consultant or mutually agreed-upon third party expert, and payment by Sellers of expenses of such remediation as set forth in Section 6.6.2 and certification, all in accordance with the standards set forth in this Section 6.6, no further claims may be made against the Holdback Amount on account of Sellers' obligations under this
Section 6.6. However, if such required remediation has not been completed by Sellers and so certified on or prior to the date which is 60 days following the Closing Date, Buyer shall be entitled to engage its own environmental engineering firm to complete such required remediation, and to distribute from escrow such portion of the Holdback Amount as is necessary to pay the fees and costs of such firm, or other costs incurred, in completing such required remediation, all in accordance with the Escrow Agreement, but any such distribution from escrow of a portion of the Holdback Amount shall be limited to the total amount of such costs the Sellers are responsible for, pursuant to
Section 6.6.2 above which the Sellers have not paid.

6.8.      Registration Rights. In the event that, at any time prior to the first
          -------------------
anniversary of the Closing Date, Parent files a registration statement under the Securities Act covering shares of Parent Common Stock, other than a registration statement on Form S-4 or Form S-8, or a registration statement filed pursuant to "demand" or similar contractual registration rights of any other stockholders of Parent, then Sellers shall have the right to include in such registration statement (on a "piggyback" basis) any or all of their shares of Parent Common Stock, and to receive the benefit of any representations, indemnities, opinions or comfort letters given by Parent (or its counsel or underwriters) to any underwriter in connection with such registration; provided, however, that if the managing underwriter or underwriters in the registered offering advise the Company that the inclusion in the offering of shares owned by Sellers would have a material adverse effect on the marketability or price of the offering, then the number of shares to be included by Sellers shall be reduced on a pro rata basis in proportion to the number of shares requested to be included by each Seller and by any other stockholder of the Company. The terms, conditions, representations and covenants of the registration rights granted herein shall be as set forth in the Registration Rights Agreement attached hereto and incorporated herein by reference as Exhibit 8.8.

6.9.      Key Man Life Insurance; Vehicle. Prior to the Closing Date, the
          -------------------------------
Company shall (i) distribute to the insured parties thereunder all life insurance policies owned by the Company as set forth on Schedule 4.24, and (ii) distribute the Vehicle to Leonard A. Siems, provided there will be no tax liability to the Company as a result of such distributions. Leonard Siems shall be able to purchase, for its fair value, the insurance plan owned by the ESOP provided such purchase is in accordance with all applicable laws and does not result in a liability to the Company or Buyer.

6.10.     Termination of Plans
          --------------------
    . On or before the Closing Date, the Board of Directors of the Company shall adopt a resolution pursuant to which the Company's Profit Sharing and Employee Stock Ownership Plans will be terminated as of the Closing Date. Prior to the Closing Date, the Company shall take all steps necessary to ensure that
(i) no distribution of account balances shall be made under the Employee Stock Ownership Plan prior to the receipt of a determination by the Internal Revenue Service that the termination of the Employee Stock Ownership Plan does not adversely affect its qualification under Section 401(a) of the Code and, (ii) pending any distributions on account of plan termination, the Employee Stock Ownership Plan shall continue to be administered in accordance with its terms, the Code and ERISA in a manner consistent with its status as a plan that is intended to be qualified under Code Section 401(a) and intended to constitute an "employee stock ownership plan" within the meaning of Code Section 4975(e)(7). After the Closing, the Buyer shall cause the Company to take all steps necessary to complete the termination of said plans, including but not limited to, filing with the Internal Revenue Service an application for a determination that the termination of the ESOP does not adversely affect its qualification under Code
Section 401(a). The expenses associated with the termination of the plans shall be borne by the Buyer, provided such costs shall not exceed $10,000 in the aggregate, and shall not reduce Shareholder Net Worth for purposes of calculation of the Purchase Price.

                                  ARTICLE VII.

                      CONDITIONS TO SELLERS' OBLIGATIONS
                      ----------------------------------

  The obligations of Sellers and the Company to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by
Sellers:

7.1.      Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Buyer and Parent contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer and Parent shall have performed and satisfied all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

7.2.      No Proceedings, Litigation or Laws. No Action by any governmental
          ----------------------------------
authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially damage Sellers if the transactions contemplated hereunder are consummated. The waiting period under the HSR Act shall have expired or been terminated, and there shall not be any statute, rule or regulation that makes the purchase and sale of the Shares contemplated hereby illegal or otherwise prohibited.

7.3.      Certificates. Buyer and Parent shall furnish Sellers with such
          ------------
certificates of their officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Sellers, including a Certificate of Buyer's and Parent's respective Secretaries attaching resolutions authorizing the execution of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

7.4.      Material Changes. Since the Interim Balance Sheet Date there shall not
          ----------------
have been any Material Adverse Change with respect to the business or assets of the Buyer or Parent.

7.5.      Opinion of Counsel.
          ------------------

       7.5.1. Buyer shall have delivered to Sellers an opinion of Capell, Howard, Knabe & Cobbs, P.A., special Alabama counsel to Buyer, dated as of the Closing Date, stating that.

          7.5.1.1.  Incorporation.  The Buyer has been duly incorporated and is
                    -------------
validly existing and in good standing under the laws of the State of Alabama and, based solely on certificates from public officials, the Buyer is qualified to do business and in good standing as a foreign corporation in the states set forth on Schedule A attached to such opinion;

          7.5.1.2.  Corporate Power and Authority.  The Buyer has the necessary
                    -----------------------------
corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby;

          7.5.1.3.  Corporate Action.  The execution, delivery and performance
                    ----------------
of this Agreement and the Ancillary Agreements to which the Buyer is a party have been duly authorized by all necessary corporate action of the Buyer, and this Agreement and the Ancillary Agreements have been duly executed and delivered by the Buyer.

  7.5.2. Parent shall have delivered to Sellers an opinion of Latham & Watkins, counsel to Parent, dated as of the Closing Date, stating that:

          7.5.2.1.  Incorporation.  Parent has been duly incorporated and is
                    -------------
validly existing and in good standing under the laws of the State of Delaware and, based solely on certificates from public officials, Buyer is qualified to do business and in good standing as a foreign corporation in the states set forth on Schedule A attached to such opinion;

          7.5.2.2.  Corporate Power and Authority.  Parent has the necessary
                    -----------------------------
corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby;

          7.5.2.3.  Corporate Action.  The execution, delivery and performance
                    ----------------
of this Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate action of Parent, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Parent;

          7.5.2.4.  Obligation of the Parent.  This Agreement and the
                    ------------------------
Registration Rights Agreement, constitute legally valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or applicable state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Seller's counsel;

          7.5.2.5.  Parent Common Stock.  When duly countersigned by the
                    -------------------
Parent's transfer agent and registrar and delivered to the Sellers, the Parent Common Stock issuable to the Sellers will be duly authorized and validly issued and will be fully paid and nonassessable.

7.6.      Escrow Agreement
          ----------------
    . The Company, the Sellers and Buyer shall have entered into the Escrow Indemnification Agreement in the form attached as Exhibit 8.6.

7.7.      Employment and Non-Competition Agreements. Buyer, the Company and
          -----------------------------------------
Marvin W. Abbott shall have entered into an Employment and Non-Competition Agreement in the form attached as Exhibit 8.7.1 hereto and the Company and Leonard A. Siems shall have entered into a Non-Competition Agreement in the form attached as Exhibit 8.7.2 hereto.

7.8.      Registration Rights Agreement. The Buyer and Parent shall have entered
          -----------------------------
into the Registration Rights Agreement in the form attached hereto as Exhibit
6.7

7.9.      New Leases. The owners of the Facilities and the Buyer, Parent and
          ----------
Company shall have entered into the Leases in the form attached hereto as
Exhibit 7.10.

7.10. Payoffs. The Buyer will cause all of the Company's obligations set forth on Schedule 7.10 to be paid in full.


                                 ARTICLE VIII.

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

  The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by
Buyer:

8.1.      Representations, Warranties and Covenants. All representations and
          -----------------------------------------
warranties of Sellers and the Company contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Sellers and the Company shall have performed and satisfied all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

8.2.      Consents. All Permits and waivers necessary to the consummation by
          --------
Buyer and Parent of the transactions contemplated hereby and for the continued operation of the Business after the Closing (including, without limitation, all required waivers of Parent's lenders) shall have been obtained.

8.3.      No Proceedings or Litigation. No Action by any governmental authority
          ----------------------------
or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of the Company to own, operate, possess or transfer the Assets after the Closing. The waiting period under the HSR Act shall have expired or been terminated, and there shall not be any statute, rule or regulation that makes the purchase and sale of the Shares contemplated hereby illegal or otherwise prohibited.

8.4.      Opinion of Counsel. The Company shall have delivered to Buyer an
          ------------------
opinion of Offit & Kurman, P.A., counsel to the Company and the Sellers (the "Law Firm"), dated as of the Closing Date, stating that:

  8.4.1.  Incorporation.  The Company has been duly incorporated and is validly
          -------------
existing and in good standing under the laws of the State of Maryland and, based solely on certificates from public officials, the Company is qualified to do business and in good standing as a foreign corporation in the States of Delaware and West Virginia, the District of Columbia and the Commonwealths of Pennsylvania and of Virginia;

  8.4.2.  Corporate Power and Authority.  The Company has the necessary
          -----------------------------
corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby and to own, lease and operate the Assets and its other properties and to conduct the Business as presently conducted;

  8.4.3.  Corporate Action.  The execution, delivery and performance of this
          ----------------
Agreement and the Ancillary Agreements to which the Company is a party have been duly authorized by all necessary corporate action of the Company, and this Agreement and the Ancillary Agreements have been duly executed and delivered by the Company or the Sellers, as applicable;

  8.4.4.  Obligation of the Company or Sellers.  This Agreement and each
          ------------------------------------
Ancillary Agreement constitutes a legally valid and binding obligation of the Company or the Sellers, as applicable, enforceable against the Company or the Sellers in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or applicable state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, (iii) rights granted by law to participants in the ESOP, or (iv) other customary limitations reasonably satisfactory to Buyer's counsel;

  8.4.5.  No Breach.  Neither the execution and delivery of this Agreement or
          ---------
the Ancillary Agreements by the Company or the Sellers, as applicable, nor the consummation of the transactions contemplated hereby or thereby will (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Company, or of the charter documents or other organizational instrument of any Seller that is not a natural person, (ii) assuming payment by Buyer of all obligations listed on Schedule __ hereto, breach, or cause a default under, any term or provision of any material contract listed on a schedule to such opinion to which contract the Company or the Sellers are a party or by which the Assets are bound, or (iii) based upon a certificate of Sellers and/or the Company, violate any judgment, decree, injunction, writ or order applicable to the Company or the Sellers;

  8.4.6.  No Permits Required.  No Permit of, or filing with, any governmental
          -------------------
authority or, to the best knowledge of such counsel, any other person, is required for the execution and delivery of this Agreement or the Ancillary Agreements by the Company or the

Sellers, as applicable, or the consummation by the Company or the Sellers of the transactions contemplated hereby or thereby, except as set forth in this Agreement or the schedules or exhibits hereto; and except for permits or filings with any governmental agency which are required for the Company's operations, but not specifically required for the approval and consummation of the transactions contemplated by this Agreement.

  8.4.7.  No Actions Pending.  Except as set forth in this Agreement or the
          ------------------
schedules hereto, to the knowledge of such counsel, no Action is pending or threatened (i) against the Company or the Business, (ii) against any of the officers or directors of the Company as such, (iii) in which the Company is a plaintiff, or (iv) which questions the validity or legality of the transactions contemplated hereby;

  8.4.8.  No Violation of Law.  Neither the execution and delivery of this
          -------------------
Agreement or the Ancillary Agreement by the Company or the Sellers, as applicable, nor the consummation of the transactions contemplated hereby or thereby will violate or result in a failure to comply with any (i) statute, law, ordinance, regulation, rule or order of any federal, state or local government or any other governmental department or agency, or (ii) based solely on a certificate of the Company and/or Sellers, any judgment, decree or order of any court, applicable to the Company, the Sellers or the Business; and, to the knowledge of such counsel, the Company has all licenses, franchises and other authority required to conduct the Business as it is now being conducted; which, if the Company did not have, would have a Material Adverse Effect on the Company.

  8.4.9.  Title to Shares.  The authorized capital stock of the Company consists
          ---------------
solely of 150,000 shares of common stock, $.01 par value per share. Based solely upon such counsel's review of the Company's stock ledger, the issued and outstanding common stock of the Company consists solely of the Shares, all of which are owned of record and beneficially by the Sellers, to such counsel's knowledge, free and clear of all Encumbrances. To the knowledge of such counsel, there are no outstanding warrants, options or other rights to acquire, or securities convertible into or exercisable or exchangeable for, shares of capital stock of the Company, nor any commitments or agreements by the Company to issue any such rights or securities or shares of capital stock; and upon Closing, Buyer will acquire good and valid title to all of the Shares, free and clear of all Encumbrances subject to ESOP participants' rights under applicable law.

  In rendering such opinions, such counsel may rely as to factual matters upon certificates and assurances of public officials, Sellers, and officers of the Company. In addition, such opinions may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Buyer.

8.5.      Certificates. Sellers and the Company shall furnish Buyer with such
          ------------
certificates of Sellers, the officers of the Company and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

8.6.      Escrow Agreement. The Company, the Sellers and Buyer shall have
          ----------------
entered into the Escrow Agreement in the form attached as Exhibit 8.6.

8.7.      Employment and Non-Competition Agreements. Buyer and Marvin W. Abbott
          -----------------------------------------
shall have entered into an Employment and Non-Competition Agreement in the form attached as Exhibit 8.7.1 hereto and Buyer and Leonard A. Siems shall have entered into a Non-Competition Agreement in the form attached as Exhibit 8.7.2 hereto.

8.8.      Registration Rights Agreement. Buyer, Parent, the Company and Sellers
          -----------------------------
shall have entered into the Registration Rights Agreement substantially in the form attached as Exhibit 8.8 hereto.

8.9.      New Leases. Buyer shall have entered into leases with the appropriate
          ----------
landlord for each of the Facilities (the "New Leases") in the form attached hereto as Exhibits 8.9.

8.10.     Release of Encumbrances. The Company shall have filed (where
          -----------------------
necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances (except for Encumbrances permitted under Section 4.6), which documents shall be in a form reasonably satisfactory to Buyer's counsel.

8.11.     Material Changes. Since the Interim Balance Sheet Date, there shall
          ----------------
not have been any Material Adverse Change with respect to the Business.

8.12.     Corporate Documents. Buyer shall have received from the Company
          -------------------
resolutions adopted by its board of directors approving this Agreement and the Ancillary Agreements to which it will be a party, and the transactions contemplated hereby and thereby.

8.13.     Due Diligence Review. For a period to extend three weeks from the date
          --------------------
Buyer or its Representatives shall receive all due diligence materials from Sellers or their Representatives, which were listed on the letter dated September 19, 1997 from Parent's counsel to Sellers' counsel. Buyer and its Representatives shall conduct a due diligence review of the Company's Books and Records, Financial Statements, and other records and accounts of the Business, and in the sole discretion of Buyer, Buyer shall be satisfied on the basis of such review that there has been no breach of the representations and warranties or the pre-closing covenants of Sellers or the Company made pursuant to this Agreement. Such review shall have no effect whatsoever on the liability of Sellers or the Company to Buyer under this Agreement or otherwise for breach of any representations, warranties, or covenants of Sellers or the Company or hereunder.

8.14.     Completion of Environmental Remediation. The Company or its agents
          ---------------------------------------
shall have completed any "required remediation" within the meaning of Section 6.6, subject to the procedures set forth in Section 6.6 with respect to the certification of such completion and the resolution of any disputes relating thereto.

                                  ARTICLE IX.

                     RISK OF LOSS; CONSENTS TO ASSIGNMENT
                     ------------------------------------

9.1. Risk of Loss. From the date hereof through the Closing, all risk of loss or damage to the property included in the Business shall be borne by the Company, and thereafter shall be borne by Buyer. If any portion of the Business is destroyed or damaged by fire or any other cause on or prior to the Closing, other than use, wear or loss in the ordinary course of the Business, the Company shall give written notice to Buyer as soon as practicable after discovery of such damage or destruction, the amount of insurance, if any, covering such Business and the amount, if any, which the Company is otherwise entitled to receive as a consequence. Prior to the Closing, Buyer shall have the option, which shall be exercised by written notice to the Company within ten (10) calendar days after receipt of the Company's notice or if there is not ten (10) calendar days prior to the Closing, as soon as practicable prior to the Closing, of (a) accepting such Business in its destroyed or damaged condition in which event Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and to such indemnification for any uninsured portion of such loss pursuant to Section 10.3, and the full Purchase Price shall be paid for such Business, (b) excluding such portion of the Business from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Business, as mutually agreed between the parties or (c) terminating this Agreement in accordance with Section 11.1. If Buyer accepts such Business, then after the Closing, any insurance or other proceeds shall belong to the Company.

9.2.      Consents to Assignment. Anything in this Agreement to the contrary
          ----------------------
notwithstanding, this Agreement shall not constitute an agreement to assign or to effect a change of control with respect to any Contract, lease, license, sales order, purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment or change of control thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment or change of control thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, the Company will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, lease, license, sales order, purchase order, claim or right including without limitation enforcement for the benefit of Buyer of any and all rights of the Company against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

                                   ARTICLE X.

                         ACTIONS BY SELLERS AND BUYER
                         ----------------------------
                               AFTER THE CLOSING
                               -----------------

10.1.     Books and Records; Tax Examinations.
          -----------------------------------

  10.1.1. Books and Records.  Each party agrees that it will cooperate with and
          -----------------
make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose.

  10.1.2. Cooperation and Records Retention.  Sellers and Buyer shall (i) each
          ---------------------------------
provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Sellers and the Company shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other parties with a reasonable opportunity to review and copy the same.

10.2.     Survival of Representations, Etc. All statements contained in any
          --------------------------------
certificate, schedule, exhibit, instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations, warranties, covenants and agreements of Sellers, the Company, Parent and Buyer contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto. All such representations and warranties and all claims and causes of action with respect thereto (other than the provisions of Sections 4.4, 4.18, 4.21, 4.22 and this Section 10.2, and all claims and causes of action with respect thereto) shall terminate upon expiration of two years after the Closing Date. The representations and warranties in Sections 4.18, 4.21 and 4.22 shall survive until the expiration of three years or until the expiration of the applicable statute of limitations (with extensions), whichever occurs later, with respect to the matters addressed in such sections and Section 4.4 shall survive in perpetuity. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

10.3.     Indemnifications.
          ----------------

  10.3.1. By Sellers. For purposes of this Section 10.3.1 only, the term
          ----------
"Sellers" shall not include the Trustees. Sellers shall indemnify, defend, save and hold harmless Buyer, its Affiliates and subsidiaries (including the Company from and after the Closing Date), and its and their respective Representatives, from and against any and all claims, damages, costs, losses (including without limitation diminution in value), Taxes, liabilities, judgments, penalties, fines, obligations, lawsuits, deficiencies, demands and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees, experts' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty, or the inaccuracy of any representation or warranty, made by the Company or Sellers in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by the Company or Sellers in or pursuant to this Agreement; (iii) any liability imposed upon Buyer by reason of improper transfer of the Shares; (iv) any liability arising under any Environmental Law on account of the conduct of the Company or any Seller or prior owners or users of the Facilities or other persons, or on account of the operation of the Business or the Facilities, or related to any Environmental Condition existing, in each case on or at any time prior to the Closing Date; or (v) any Post-Closing Environmental Liability or (vi) any liability for Taxes in respect of taxable periods ending on or before the Closing Date not recorded on the Closing Balance Sheet. Without limiting the generality of the foregoing, the indemnification provided herein, insofar as it relates to any Environmental Law or Environmental Condition, shall specifically cover costs incurred in connection with any investigation of site conditions (excepting the cost of the Environmental Assessments) or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision or by the provisions of Section 6.6 hereof. For purposes of this Section 10.3.1, "Post-Closing Environmental Liability" shall mean any liability imposed on Buyer or the Company arising out of or related to events occurring on or after the Closing Date and prior to the completion of all required remediation in accordance with Section 6.6 hereof, and resulting from any Environmental Condition described in the Environmental Assessments, including without limitation those Environmental Conditions described therein but not identified as being in violation of any Environmental Law and those related to the absence of any Permits, but excluding any liability to the extent such liability results in whole or in part from the acts or misconduct of Buyer or its Representatives. Notwithstanding anything contained in this Agreement to the contrary, including in Section 10.3.1 hereof, Seller's shall not be required to indemnify, defend, save and hold harmless Buyer, its affiliates and subsidiaries from and against all costs arising out of liability under subsections

10.3.1(iv) and (v) to the extent that Buyer has agreed to be responsible for such costs pursuant to Section 6.6 hereof.

  10.3.2. By Parent and Buyer.  Parent and Buyer shall jointly and severally
          -------------------
indemnify and save and hold harmless Sellers, their Affiliates and their Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty, or the inaccuracy of any representation or warranty, made by Parent or Buyer in or pursuant to this Agreement; or (ii) any breach of any covenant or agreement made by Parent or Buyer in or pursuant to this Agreement and (iii) the operations of the Company's business on and after the Closing Date.

  10.3.3. Cooperation.  The indemnified party shall cooperate in all reasonable
          -----------
respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

  10.3.4. Defense of Claims.  If a claim for Damages (a "Claim") is to be made
          -----------------
by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 10.2, give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys or accountants of its own choice (which shall be reasonably acceptable to the indemnified party) to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld; provided, however, if the remediation or resolution of any such Claim will occur on or at any Facility or is reasonably expected to have a material adverse effect on the indemnified party's business operations, then, notwithstanding the foregoing, the indemnified party shall be entitled to control such remediation or resolution, including without limitation to take control of the defense and investigation of such lawsuit or action, to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense, and to compromise or settle such Claim. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

  10.3.5. Buyer's Right to Distribution of Holdback Amount.  Buyer and its
          ------------------------------------------------
Affiliates and Representatives may collect any amount due from Sellers pursuant to Seller's indemnification obligations under this Section 10.3 by distribution of an applicable portion of the Holdback Amount from the Escrow, subject to the terms and in accordance with the procedures set forth in the Escrow Agreement.

  10.3.6. Limitations.  Neither Buyer or Parent on the one hand, nor Sellers on
          -----------
other hand, shall be liable to the other under this Section 10.3 for any Damages until the amount otherwise due the party being indemnified exceeds $50,000 in the aggregate, in which case such indemnifying party will be liable to the indemnified party for all such amounts, including the first $50,000. Notwithstanding the preceding sentence, this limitation shall not apply with respect to Damages arising out of a breach of a representation or warranty contained in Sections 4.18 or 4.22.

  10.3.7. Liability and Remedies, etc.  Except as set forth below, no individual
          ----------------------------
Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 10.3. Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement. The term "Damages" as used in this Section
10.3 is not limited to matters asserted by third parties against Sellers or Buyer, but includes Damages incurred or sustained by an indemnified party in the absence of third party claims. Payments by an indemnified party of amounts for which such party is indemnified hereunder shall not be a condition precedent to recovery. Sellers' obligations to indemnify Buyer, and Parent and Buyer's obligation to indemnify Sellers, shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law. Buyer and Sellers agree and acknowledge that collection under the Escrow Agreement shall not be Buyer's exclusive method of receiving indemnification from Sellers pursuant to Section 10.3; rather, Buyer and its Affiliates and Representatives will have all other remedies provided by law or in this Agreement.

10.4.     Further Action. After the Closing, Sellers, the Company, Buyer and
          --------------
Parent shall take all actions reasonably necessary to effect the transactions contemplated herein, including the conveyance of the Shares to Buyer free and clear of all Encumbrances and as may be otherwise required by Buyer's lenders.

                                  ARTICLE XI.

                                 MISCELLANEOUS
                                 -------------
11.1.     Termination.
          -----------

  11.1.1. Termination.  This Agreement may be terminated at any time prior to
          -----------
Closing:
          11.1.1.1. By mutual written consent of Buyer and the Seller Representative;

          11.1.1.2. By Buyer or Sellers if the Closing shall not have occurred on or before December 30, 1997; provided, however, that this provision shall not be available to Buyer if Sellers have the right to terminate this Agreement under Section 11.1.1.4, and this provision shall not be available to Sellers if Buyer has the right to terminate this Agreement under Section 11.1.1.3;

          11.1.1.3. By Buyer if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Sellers or the Company pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if Sellers or the Company have not had an adequate opportunity to cure such failure; or

          11.1.1.4. By Sellers if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Sellers) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date; provided that Sellers may not terminate this Agreement prior to the Closing Date if Buyer has not had an adequate opportunity to cure such failure.

  11.1.2. In the Event of Termination.  In the event of termination of this
          ---------------------------
Agreement:

          11.1.2.1. Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

          11.1.2.2. No party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in Sections 11.7, 11.10, 11.1.2.1 or this Section 11.1.2.2, and except for any breach of this Agreement occurring prior to the proper termination of this Agreement that is not cured within 10 days of notice of such breach. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

11.2.     Assignment. Neither this Agreement nor any of the rights or
          ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that (i) Parent or Buyer may, without such consent, assign all such rights to any lender as collateral security, and Buyer may assign all such rights to a wholly-owned subsidiary or subsidiaries of Parent or Buyer (or a partnership controlled by Parent or Buyer) and (ii) Sellers may assign their right to receive their pro rata portion of the Purchase Price, for estate planning purposes, to immediate family members or to trusts, the beneficiaries of which are immediate family members, provided (a) such family members agree to be bound by this Agreement and the Escrow Agreement and
(b) any transfer of the Parent Stock comports with the Securities Act. If Buyer wishes to assign its obligations to a wholly-owned Subsidiary or Subsidiaries of a Parent or Buyer, it must first obtain the written consent of Sellers. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

11.3.     Notices. All notices, requests, demands and other communications which
          -------
are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     If to the Company, addressed to:

               Siems Rental & Sales Co., Inc.
               P.O. Box 5630
               Baltimore, Maryland 21210
               Attention:  Leonard A. Siems
     with a copy to:

               Glenn Solomon, Esq.
               Offit & Kurman, P.A.
               8 Park Center Court, Suite 200
               Owings Mills, MD 21117


     If to Sellers, addressed to:

               P.O. Box 5630
               Baltimore, Maryland 21210
   Attention:  Leonard A. Siems

     with a copy to:

               Glenn Solomon, Esq.
               Offit & Kurman, P.A.
               8 Park Center Court, Suite 200
               Owings Mills, MD 21117

     If to Parent or Buyer, addressed to:

               Rental Service Corporation
               14505 N. Hayden Road, Suite 322
               Scottsdale, Arizona   85260
               Attention:  Chief Executive Officer

     with a copy to:

               Elizabeth A. Blendell, Esq.
               Richard D. Strulson, Esq.
               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California  90071

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

11.4. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Maryland (without reference to the choice of law provisions thereof), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

11.5.     Entire Agreement; Amendments and Waivers. This Agreement, together
          ----------------------------------------
with all exhibits and schedules hereto and the Ancillary Agreements, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.6.     Multiple Counterparts. This Agreement may be executed in one or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


11.7.     Expenses. Except as otherwise specified in this Agreement, each party
          --------
hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

11.8.     Invalidity. In the event that any one or more of the provisions
          ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

11.9.     Titles. The titles, captions or headings of the Articles, Sections and
          ------
subsections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.10.    Publicity; Confidentiality. None of Parent, Buyer, Sellers, the
          --------------------------
Company or their respective Affiliates or Representatives shall issue any press release or make any public statement regarding, or disclose to any third party (except as required by law or legal process, and except to each party's lenders if such lenders so require) any of the terms of, the transactions contemplated hereby, without prior written approval of the other party, provided that Parent, Buyers, Sellers and the Company may, if they mutually agree, issue or make an appropriate press release or public announcement after the Closing Date. In the event that this Agreement is terminated prior to Closing, Buyer agrees to return to Sellers and the Company all correspondence and documents furnished by Sellers or the Company's Representatives, and agrees not to disclose or use for its own purposes any confidential or proprietary information of Sellers or the Company that has been furnished to it by Sellers or the Company's Representatives.

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

11.11.    Cumulative Remedies. All rights and remedies of either party hereto
          -------------------
are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

11.12.    Arbitration. Any controversy arising out of or relating to this
          -----------
Agreement (including, without limitation, pursuant to Section 10.3, or relating to the breach hereof, shall be settled by arbitration conducted in Baltimore, Maryland in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (except as otherwise expressly provided in this Agreement). The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party unless otherwise allocated by the arbitrator(s). The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall continue to perform their respective obligations under this Agreement. Notwithstanding anything contained herein to the contrary, the parties may institute a court proceeding for the purpose of obtaining injunctive relief.

11.13.    Seller Representative.
          ---------------------

          11.13.1. The Sellers irrevocably make, constitute and appoint Leonard
A. Siems as their agent (the "Seller Representative") and authorize and empower him to fulfill the role of Seller Representative hereunder and under the Escrow Agreement. In the event of the resignation, death or incapacity of a Seller Representative, his successor shall be appointed within 14 days of his death or incapacity by mutual agreement of the remaining Sellers, and such successor either shall be a Seller or shall otherwise be acceptable to Buyer. If the Sellers fail to appoint a successor within such 21-day period, then Buyer shall have the right to appoint the successor from among the Sellers. The choice of a successor Seller Representative appointed in any manner permitted above shall be final and binding upon all of the Sellers. The decisions and actions of any successor Seller Representative shall be, for all purposes, those of a Seller Representative as if originally named herein.

          11.13.2. Each Seller has made, constituted and appointed and by the execution of this Agreement hereby irrevocably makes, constitutes and appoints the Seller Representative as such person's true and lawful attorney in fact and agent, for such person and in such person's name, (i) to execute and perform the Escrow Agreement on behalf of each Seller, (ii) to receive all notices and communications directed to such Seller under this Agreement or the Escrow Agreement and to take any action (or to determine to take no action) with respect thereto, as he may deem appropriate as effectively as such Seller could act for himself or herself, including without limitation, the settlement or compromise of any dispute or controversy, and (iii) to execute and deliver all instruments and documents of every kind incident to the foregoing to all intents and purposes and with the same effect as such Seller could do personally, and each such Seller hereby ratifies and confirms as his or her own act, all that the Seller Representative shall do or cause to be done pursuant to the provisions hereof.

  11.13.3. The death or incapacity of any Seller shall not terminate the authority and agency of the Seller Representative.

  IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

SIEMS RENTAL & SALES CO., INC.  ACME ALABAMA, INC.
(the "Company")                 ("Buyer")

By: /s/ Leonard A. Siems        By: /s/ Robert M. Wilson
    -----------------------       ----------------------
 Name: Leonard A. Siems             Name: Robert M. Wilson
 Its: Chairman of the Board         Its: Senior V.P. & Secretary

SELLER STOCKHOLDERS             RENTAL SERVICE CORPORATION
("Sellers")                     ("Parent")

/s/ Leonard A. Siems            By: /s/ Robert M. Wilson
---------------------------        ---------------------
Leonard A. Siems                    Name: Robert M. Wilson
                                    Its: Senior V.P. & Secretary

/s/ Marvin W. Abbott
---------------------------
Marvin W. Abbott

TRUSTEES OF THE COMPANY'S EMPLOYEE
STOCK OWNERSHIP PLAN ("Trustees")

/s/ Leonard A. Siems
---------------------------
Leonard A. Siems, Trustee


/s/ Marvin W. Abbott
---------------------------
Marvin W. Abbott, Trustee


/s/ Porter Siems
---------------------------
Porter Siems, Trustee


/s/ Michael E. Mullen
---------------------------
Michael E. Mullen, Trustee

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